EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT dated September 30, 1998 between WESTMARK GROUP HOLDINGS, INC. ("Westmark"), a Delaware corporation, and MEDICAL INDUSTRIES OF AMERICA, INC., f/k/a Heart Labs of America, Inc. ("MIOA"), a Florida corporation.

                              Preliminary Statement

         The parties have asserted various rights and claims among themselves with respect to, among other things:

A. A Stock Purchase Agreement between Westmark and MIOA dated November 21, 1995, and amendments thereto dated December 4, 1995, December 19, 1995, January 5, 1996 and January 16, 1996 (collectively the "Stock Purchase Agreement"), copies of which are attached to this Agreement as Composite Exhibit A;

B. A Settlement Agreement, Modification to Settlement Agreement and Amendment to Modified Settlement Agreement between Westmark and MIOA dated January 23, 1997, March 31, 1997, and June 26, 1997, respectively (collectively the "Settlement Agreement"), copies of which are attached to this Agreement as Composite Exhibit B;

C. 200,000 Shares of Westmark Series C Preferred Stock ($3.50 stated value per share) issued to MIOA (the "Series C Preferred Stock"), represented by Certificate No. 1, a copy of which is attached to this Agreement as Exhibit C (the "Westmark Series C Preferred Stock Certificate");

D. 200,000 Shares of MIOA Series B Preferred Stock ($10.00 stated value per share) issued to Westmark (the "Series B Preferred Stock"), represented by Certificate No. __, a copy of which is attached to this Agreement as Exhibit D (the "MIOA Series B Preferred Stock Certificate");

E. A Westmark promissory note payable to MIOA, issued pursuant to the Settlement Agreement, with a current balance of approximately $1,707,555 (the "Promissory Note"), a copy of which is attached to this Agreement as Exhibit E; and

F. 333,458 shares of Westmark Common Stock issued by Westmark to MIOA (the "Old Westmark Common Stock"), represented by Certificate Nos. 5294-4 and 5506-1, copies of which are attached to this Agreement as Composite Exhibit F (the "Old Westmark Common Stock Certificates").

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         In connection with the foregoing, Westmark commenced an action (the
"Declaratory Judgment Action") in Palm Beach County Circuit Court, Case No. 98 005545 AG, on June 23, 1998, The controversies with respect to the Agreements, securities and Promissory Note described in items 1 through 6 above and set forth in the Declaratory Judgment Action are collectively referred to as the "Disputes."

         The parties desire to resolve the Disputes and any other outstanding issues among them, and for that purpose are entering into this Exchange Agreement.

         For valuable consideration mutually exchanged, the parties to this Agreement, intending to be legally bound, agree as follows:

         1. Unless otherwise provided by the terms of this Agreement, the execution and delivery of the instruments and documents provided for in this Agreement are to take place simultaneously with its execution and delivery.

         2. Immediately after entering into this Agreement, Westmark shall voluntarily dismiss the Declaratory Judgment Action. Westmark and MIOA shall exchange mutual general releases (the "Mutual Releases") with each other, which releases shall except only those obligations provided for in this Exchange Agreement and Exhibits E, H, I, J and K attached to it. The forms of the Mutual Releases are attached to this Agreement as Composite Exhibit G.

         3. In satisfaction of the Promissory Note, Westmark hereby assigns and delivers all of its interest in 172,750 shares of the Series B Preferred Stock to MIOA. As additional consideration for satisfaction of the Promissory Note, Westmark has paid MIOA $165,000 and shall pay $112,500 to MIOA (the "Additional Payment") upon execution of this Agreement, at which time MIOA shall return to Westmark the check for $150,000 delivered to MIOA on or about August 31, 1998.

         4. Immediately after entering into this Agreement, MIOA shall file with the Secretary of State of Florida a properly executed Articles of Amendment to Articles of Incorporation which shall be in the form attached hereto as Exhibit H (the "Series B Articles of Amendment"). As the holder of all of the Series B Preferred Stock issued and outstanding as of the date hereof, Westmark hereby consents to the modifications to the terms and conditions of the Series B Preferred Stock as set forth in the Series B Articles of Amendment. As between the parties, all terms and conditions of the Series B Preferred Stock shall be governed by the Series B Articles of Amendment upon execution and delivery of this Agreement, and such terms shall be deemed contractually so modified as of the date hereof.

         5. Westmark hereby irrevocably waives any and all rights to payment of Series B Preferred Stock unpaid accrued dividends.

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         6. Simultaneously with the execution of this Agreement Westmark and
MIOA agree that the 200,000 shares of Series C Preferred Stock shall be converted into 350,000 shares of Westmark common stock (the "New Westmark Common Stock"). Upon conversion of the Series C Preferred Stock MIOA shall have no rights or claims whatsoever relating to or arising from the Series C Preferred Stock. Westmark agrees that upon receipt of an opinion of counsel retained by MIOA, which counsel is reasonably acceptable to Westmark, stating that the Old Westmark Common Stock and the New Westmark Common Stock may be sold by MIOA without registration under the Securities Act of 1933, as amended, in reliance on Rule 144 promulgated thereunder and that the requirements of paragraphs (c),
(e), (f) and (h) of Rule 144 do not apply to such sale by virtue of paragraph
(k) of Rule 144, Westmark shall authorize its transfer agent to rely upon such opinion of counsel for purposes of issuing new certificates representing the Old Westmark Common Stock and the New Westmark Common Stock without any restrictive legend thereon or the placement in its records of any stop order related thereto. The law firm of Mirkin & Woolf, P.A. shall be deemed reasonably acceptable to Westmark for purposes of the preceding sentence.

         7. MIOA hereby irrevocably waives any and all rights to payment of Series C Preferred Stock unpaid accrued dividends.

         8. Simultaneously with the execution of this Agreement, Westmark shall issue to MIOA a warrant for the purchase of 100,000 shares of the common stock of Westmark, at an exercise price of $3.25 per share, exercisable for two years from the date of this Agreement, which warrant shall be in the form attached hereto as Exhibit I.

         9. (a) "Adjusted Fully Diluted Earnings Per Share" means fully diluted earnings per share based upon the consolidated net income of the Company calculated in accordance with generally accepted accounting principles, as reported by Westmark in its relevant filings with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, eliminating gains and losses from sales, exchanges and other dispositions or write-downs of assets not in the ordinary course of Westmark's mortgage business (including, without limitation, those arising from this Agreement), and any other nonrecurring items, regardless of whether categorized as an extraordinary item and other non-cash expenses. For purposes of this calculation, fully diluted shares shall exclude any warrants held by MIOA.

                  (b) If Westmark's Adjusted Fully Diluted Earnings Per Share for the year ended December 31, 1998 are less than $0.40, MIOA shall have the right, but not the obligation, to require Westmark to repurchase shares of the Old Westmark Common Stock and the New Westmark Common Stock (the "1998 MIOA Put") at a purchase price of the greater of $4.82 per share or Market Price per share (as defined in the next sentence) on the last business day of 1998 (the "1998 Purchase Price Per Share"), provided that the 1998 Purchase Price Per Share shall not exceed $5.73 per share. The aggregate number of shares of Old Westmark Common Stock and New Westmark


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Common Stock which MIOA may require Westmark to repurchase pursuant to the 1998
MIOA Put shall be limited to that number of shares which is the quotient of $333,333 divided by the 1998 Purchase Price Per Share. Market Price shall be the last reported sales price regular way or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, on the principal national securities exchange in the United States on which Westmark common stock is listed or admitted to trading, or if it is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Association of Securities Dealers, Inc. through its automated quotation system ("Nasdaq") or a similar organization if Nasdaq is no longer reporting such information. In order to exercise the 1998 MIOA Put, MIOA must notify Westmark in writing of its intent to do so prior to 5PM on the thirtieth day following the date of the filing of Westmark's 1998 Form 10-KSB (the "1998 MIOA Put Notice"). Westmark shall provide MIOA at the address set forth herein with a copy of Westmark's 1998 Form 10-KSB within two business days of filing same, together with a copy of this Paragraph. Westmark shall pay the 1998 Purchase Price Per Share into escrow prior to 5PM on the fifth business day following the date of receipt of the 1998 MIOA Put Notice. The Escrow Agent shall disburse the 1998 Purchase Price Per Share to MIOA in immediately available funds at the address set forth herein within two business days of receipt by the Escrow Agent from MIOA of the certificates representing the relevant shares and from Westmark the 1998 Purchase Price Per Share.

                  (c) If Westmark's Adjusted Fully Diluted Earnings Per Share for the period January 1, 1999 through June 30, 1999 are less than $0.45, MIOA shall have the right, but not the obligation, to require Westmark to repurchase shares of the Old Westmark Common Stock and the New Westmark Common Stock (the "First 1999 MIOA Put") at a purchase price of $5.73 per share (the "1999 Purchase Price Per Share"). The aggregate number of shares of Old Westmark Common Stock and New Westmark Common Stock which MIOA may require Westmark to repurchase pursuant to the First 1999 MIOA Put shall be limited to that number of shares which is the quotient of $333,333 divided by the 1999 Purchase Price Per Share. In order to exercise the First 1999 MIOA Put, MIOA must notify Westmark in writing of its intent to do so prior to 5PM on the thirtieth day following the date of the filing of Westmark's Second Quarter 1999 Form 10-QSB (the "First 1999 MIOA Put Notice"). Westmark shall provide MIOA at the address set forth herein with a copy of Westmark's Second Quarter 1999 Form 10-QSB within two business days of filing same, together with a copy of this Paragraph. Westmark shall pay the 1999 Purchase Price Per Share into escrow prior to 5PM on the fifth business day following the date of receipt of the First 1999 MIOA Put Notice. The Escrow Agent shall disburse the 1999 Purchase Price Per Share to MIOA in immediately available funds at the address set forth herein within two business days of receipt by the Escrow Agent from MIOA of the certificates representing the relevant shares and from Westmark the 1999 Purchase Price Per Share.

                  (d) If Westmark's Adjusted Fully Diluted Earnings Per Share for the period July 1, 1999 through December 31, 1999 are less than $0.55, MIOA shall have the

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


right, but not the obligation, to require Westmark to repurchase shares of the Old Westmark Common Stock and the New Westmark Common Stock at a purchase price of $5.73 per share (the "Second 1999 MIOA Put") at the 1999 Purchase Price Per Share. The aggregate number of shares of Old Westmark Common Stock and New Westmark Common Stock which MIOA may require Westmark to repurchase pursuant to the Second 1999 MIOA Put shall be limited to that number of shares which is the quotient of $333,334 divided by the 1999 Purchase Price Per Share. In order to exercise the Second 1999 MIOA Put, MIOA must notify Westmark in writing of its intent to do so prior to 5PM on the thirtieth day following the date of the filing of Westmark's 1999 Form 10-KSB (the "Second 1999 MIOA Put Notice"). Westmark shall provide MIOA at the address set forth herein with a copy of Westmark's 1999 Form 10-KSB within two business days of filing same, together with a copy of this Paragraph. Westmark shall pay the 1999 Purchase Price Per Share into escrow prior to 5PM on the fifth business day following the date of receipt of the Second 1999 MIOA Put Notice. The Escrow Agent shall disburse the 1999 Purchase Price Per Share to MIOA in immediately available funds at the address set forth herein within two business days of receipt by the Escrow Agent from MIOA of the certificates representing the relevant shares and from Westmark the 1999 Purchase Price Per Share.

                  (e) The rights provided for in the 1998 MIOA Put, the First 1999 MIOA Put, and the Second 1999 MIOA Put (collectively the "MIOA Puts") are subject to the prior exercise by Westmark of the rights provided for in Paragraphs 10 and 11 of this Agreement (the "Westmark Call Rights"), and may only be exercised if and to the extent Westmark has not given written notice pursuant to Paragraphs 10 and/or 11 hereof of its intent to exercise its rights pursuant to the Westmark Call Rights prior to MIOA's giving written notice pursuant to this paragraph of its intent to exercise its rights pursuant to any of the MIOA Puts.

                  (f) Westmark shall secure its potential obligations pursuant to this Paragraph with the remaining 27,250 shares of the Series B Preferred Stock and a Contingency Reserve Fund as provided for in a Security Agreement, the form of which is attached to this Agreement as Exhibit J.

         10. Westmark shall have the right, but not the obligation, to repurchase the Old Westmark Common Stock and the New Westmark Common Stock (the "Westmark Call"), at the 1999 Purchase Price Per Share, except during time periods when ongoing tender offers, mergers or other sales transactions afford MIOA the opportunity to sell such common stock at a price higher than $5.73 per share. Other sales transactions referred to in the preceding sentence shall be limited to those negotiations or other similar process wherein MIOA shall have received a bona fide written letter of intent, and shall be deemed invalid for purposes of this Paragraph if not consummated within ninety days from the date of the letter of intent. In order to exercise the Westmark Call, Westmark must notify MIOA in writing of its intent to do so (the "Westmark Call Notice"). Westmark shall pay the 1999 Purchase Price Per Share into escrow within one business day of sending the Westmark Call Notice. MIOA shall then deliver the

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



certificates representing the relevant shares prior to 5PM on the fifth business day following the date of receipt of the Westmark Call Notice into escrow. The Escrow Agent shall disburse the 1999 Purchase Price Per Share to MIOA and the relevant certificates to Westmark within two business days of receipt by the Escrow Agent from Westmark of the 1999 Purchase Price Per Share and the relevant certificates from MIOA.

         11. Westmark shall have the right, but not the obligation, to exchange any or all of the 27,250 shares of Series B Preferred Stock held by Westmark, based on its stated value of $10.00 per share, for the Old Westmark Common Stock and the New Westmark Common Stock (the "Westmark Exchange Option"), at a purchase price of $5.73 per share (or the greater of $4.82 per share or the Market Price per share on the last business day of 1998, not to exceed $5.73 per share, if the exchange is in satisfaction of the 1998 MIOA Put pursuant to Paragraph 9(b) of this Agreement). During time periods when ongoing tender offers, mergers or other sales transactions afford MIOA the opportunity to sell such common stock at a price higher than $5.73 per share, the Westmark Exchange Option may not be exercised in satisfaction of transactions other than the 1998 MIOA Put, the First 1999 MIOA Put, or the Second 1999 MIOA Put. The Westmark Exchange Option may be exercised at any time in full or partial satisfaction of the 1998 MIOA Put, the First 1999 MIOA Put, or the Second 1999 MIOA Put, in accordance with the terms of Paragraph 9 of this Agreement. In order to exercise the Westmark Exchange Option, Westmark must notify MIOA in writing of its intent to do so (the "Westmark Exchange Notice"). Westmark shall deposit certificates representing the applicable price per share into escrow within one business day of sending the Westmark Exchange Notice. MIOA shall deliver the relevant shares of common stock into escrow within five business days of receipt of the Westmark Exchange Notice. The Escrow Agent shall disburse the relevant certificates of Westmark common stock to Westmark and the relevant certificates of Series B Preferred Stock to MIOA within two business days of receipt by the Escrow Agent from Westmark of the certificates representing the applicable price per share and from MIOA of the relevant certificates of common stock.

         12. Greenberg Traurig, P.A. shall initially act as Escrow Agent pursuant to Paragraphs 9, 10 and 11 of this Agreement. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to all parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all cash, documents and all other property (collectively the "Property") then held by the Escrow Agent hereunder shall be delivered by it to such persons as may be designated in writing by all parties hereto, whereupon all its prospective obligations as Escrow Agent hereunder shall cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. In addition, the Escrow Agent shall be discharged of its prospective duties and obligations hereunder upon its interpleading in a court of competent jurisdiction all of

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the funds and property then held by it hereunder. All parties hereto hereby submit to the personal jurisdiction of said court (but solely for the purpose of implementing this Agreement) and waive all rights to contest said jurisdiction. However, the Escrow Agent's resignation and/or interpleading of the Property shall not in any manner affect or impair any of its obligations under Paragraph 9 of this Agreement. Westmark shall be individually obligated to reimburse the Escrow Agent for all its fees, costs and expenses in connection herewith, including reasonable counsel fees. Westmark and MIOA shall be jointly and severally obligated to indemnify the Escrow Agent and hold it harmless against any claim asserted against it or any liability, loss or damage incurred by it in connection herewith, including attorney's fees and costs. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any securities, cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement. MIOA acknowledges that the Escrow Agent is counsel for Westmark and agrees that no action taken by the Escrow Agent under this Agreement shall affect or impair the right of the Escrow Agent to represent such party(ies) in any matter, including an interpleader action pursuant to this Agreement.

         13. Except as otherwise required by law, the terms of this Agreement shall remain confidential until the parties simultaneously issue press releases announcing the Agreement. The press release of each party shall be subject to approval of the other party, which approval shall not be unreasonably withheld.

         14. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon
(i) hand delivery or (ii) three days after mailing of same via Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

         If to MIOA:           Paul C. Pershes, President
                               Medical Industries of America
                               1903 S. Congress Avenue, Suite 400
                               Boynton Beach, Florida 33426

         with a copy to:       E. Nicholas Davis, III, Esq., Sr. Vice President
                               Medical Industries of America
                               1903 S. Congress Avenue, Suite 400
                               Boynton Beach, Florida 33426

         If to Westmark:       Westmark Group Holdings, Inc.
                               8000 N. Federal Highway
                               Boca Raton, Florida 33487
                               Attn:  Mark D. Schaftlein, CEO


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                  with a copy to:          Greenberg Traurig, P.A.
                                           777 S. Flagler Drive, Suite 300-East
                                           West Palm Beach, FL  33401
                                           Attn:  Morris C. Brown, Esq.

or to such other address as any of the parties hereto may designate by notice to the others.

         15. (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  (b) Expenses. Except as otherwise provided in this Agreement, each party shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                  (c) Entire Agreement. This Agreement incorporates by this reference all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                  (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                  (f) Cooperation. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in the District Court in Palm Beach County, Florida or the appropriate United States District Court for the State of Florida and each party waives objection to such jurisdiction and venue.

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                  (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                  (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                  (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement.

                  (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.

                  (m) Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

                  (n) Conduct. Pending consummation of the transactions contemplated in this Agreement, each party agrees that it will not perform any act or omit to take any act that would make any of the parties representations contained in this Agreement inaccurate in any material respect or materially misleading.

                  (o) Authority. There shall be in full force and effect on the Closing Date resolutions of the Boards of Directors of Westmark and MIOA approving this Agreement, the other documents executed and delivered by each of them in connection with this Agreement, and the transactions contemplated in them. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors, approving the execution and delivery of this Agreement and the other

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documents to be delivered pursuant to this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

                  (p) Attorney's Fees. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the amount of attorneys' fees and disbursements incurred by such party in connection herewith, including fees and disbursements on one or more appeals.

         16. MIOA represents and warrants to, and agrees with, Westmark:

                  (a) No Misstatements. The representations of MIOA and information supplied by MIOA contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                  (b) Validity of Actions. MIOA (i) is duly organized, validly existing and in good standing under the laws of its organization, and (ii) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of MIOA, has received all necessary corporate authorization and is a legal, valid and binding obligation of MIOA, enforceable against MIOA in accordance with its terms. Entering into this Agreement and the consummation of the transactions contemplated by it will not (i) violate any provision of the Articles of Incorporation or Bylaws of MIOA or, (ii) conflict with or result in any breach of in any material respect of any of the provisions of any material agreement to which MIOA is a party or by which MIOA or any of MIOA's respective assets are bound, or (iii) cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency.

                  (c) Actions Pending. With the exception of the Declaratory Judgment Action, there are no actions, suits, proceedings or claims pending or (to MIOA's knowledge) threatened against MIOA which, if determined adversely to MIOA, would prevent or delay the consummation of any of the transactions contemplated by this Agreement.

                  (d) Series C Preferred Stock. All of the Series C Preferred Stock is owned absolutely by MIOA, free and clear of all liens, encumbrances and adverse claims. There are no voting trusts, proxies, shareholder agreements or similar contracts or understandings in effect relating to the Series C Preferred Stock.

                  (e) MIOA has either been represented by counsel or has had the opportunity to consult with counsel and declined to do so, and has read and fully understands this Agreement and the Exhibits incorporated into it by reference.

         17. WESTMARK represents and warrants to, and agrees with, MIOA:

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


                  (a) No Misstatements. The representations of WESTMARK and information supplied by WESTMARK contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                  (b) Validity of Actions. WESTMARK (i) is duly organized, validly existing and in good standing under the laws of its organization, and
(ii) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of WESTMARK, has received all necessary corporate authorization and is a legal, valid and binding obligation of WESTMARK, enforceable against WESTMARK in accordance with its terms. Entering into this Agreement and the consummation of the transactions contemplated by it will not (i) violate any provision of the Articles of Incorporation or Bylaws of WESTMARK or, (ii) conflict with or result in any breach of in any material respect of any of the provisions of any material agreement to which WESTMARK is a party or by which WESTMARK or any of WESTMARK's respective assets are bound, or (iii) cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency.

                  (c) Actions Pending. With the exception of the Declaratory Judgment Action, which shall be dismissed upon execution of this Agreement, there are no actions, suits, proceedings or claims pending or (to WESTMARK's knowledge) threatened against WESTMARK which, if determined adversely to WESTMARK, would prevent or delay the consummation of any of the transactions contemplated by this Agreement.

                  (d) Series B Preferred Stock. All of the Series B Preferred Stock is owned absolutely by WESTMARK, free and clear of all liens, encumbrances and adverse claims. There are no voting trusts, proxies, shareholder agreements or similar contracts or understandings in effect relating to the Series B Preferred Stock. Said shares of Series B Preferred Stock shall be free and clear of all liens, encumbrances and adverse claims at the time of redemption, exchange or conversion to common stock.

                  (e) Westmark has either been represented by counsel or has had the opportunity to consult with counsel and declined to do so, and has read and fully understands this Agreement and the Exhibits incorporated into it by reference.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, under seal, the day and year first above written.

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



WITNESSES:                             MEDICAL INDUSTRIES OF AMERICA, INC., a
                                       Florida corporation

Sign:__________________________        By:______________________________________
Print:_________________________           Name: E. Nicholas Davis, III, Esq.
                                          Title: Sr. Vice President
Sign:__________________________
Print:_________________________

                                       WESTMARK GROUP HOLDINGS, INC.,
                                       a Delaware corporation

Sign:__________________________        By:______________________________________
Print:_________________________           Name: Mark D. Schaftlein
                                          Title: President
Sign:__________________________
Print:_________________________



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



STATE OF FLORIDA          )
                          ) ss.:
COUNTY OF PALM BEACH      )

         The foregoing instrument was acknowledged before me this _______ day of _________________ 1998, by E. Nicholas Davis, III, Esq., as Sr. Vice President of MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation, on behalf of the corporation.

                                           Notary:______________________________
         [NOTARIAL SEAL]                   Print Name:__________________________
                                           Notary Public, State of Florida
                                           My commission expires:


               [ ] Personally Known OR [ ] Produced Identification
         Type of Identification Produced: ______________________________




STATE OF FLORIDA         )
                         ) ss.:
COUNTY OF PALM BEACH     )

         The foregoing instrument was acknowledged before me this ______ day of _________________ 1998, by Mark D. Schaftlein, as President and CEO of WESTMARK GROUP HOLDINGS, INC., a Delaware corporation, on behalf of the corporation.

                                            Notary:
         [NOTARIAL SEAL]                    Print Name:
                                            Notary Public, State of Florida
                                            My commission expires:



               [ ] Personally Known OR [ ] Produced Identification
         Type of Identification Produced: _____________________________

                           ACCEPTANCE OF ESCROW AGENT
                           --------------------------

                  Greenberg, Traurig, P.A. acknowledges receipt of the foregoing Agreement, and agrees to act as Escrow Agent under the terms of Paragraphs 9, 10 and 11 thereof.



                                                   By:__________________________
                                                        Authorized Signatory

                               COMPOSITE EXHIBIT A

                            STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

         This Agreement is entered into on the 21st day of November, 1995 by and between Heart Labs of America, Inc., a Florida corporation ("HLOA") and Westmark Group Holdings, Inc., a Colorado Corporation ("WGHI"). HLOA and WGHI mutually covenant and agree as follows:


                                    ARTICLE I
                                    ---------

                    ACQUISITION DATES AND PERFORMANCE EVENTS
                    ----------------------------------------

         1.1 Stock Purchase. HLOA covenants and agrees to purchase 1,298,398 shares of unregistered common stock of WGHI on or before November 27, 1995 ("Closing Date").

         1.2 Consideration. Prior to the Closing Date HLOA will convey, assign and transfer to WGHI the following:

                  (a) $150,000 in certified funds on November 21, 1995.

                  (b) $200,000 in certified funds on November 22, 1995.

                  (c) $200,000 in certified funds on November 27, 1995.

                  (d) HLOA medical laboratory with a value of $160,000 more particularly described in Exhibit "A" which is attached hereto and by this reference made a part hereof.

                  (e) HLOA warrants for the benefit of WGHI shareholders more particularly described in Exhibit "B" which is attached hereto and by this reference made a part hereof.

                  (f) Promissory Note from HLOA to WGHI in the sum of $500,000 payable in certified funds no later than December 31, 1995. Said note shall be secured by real property owned by HLOA and more particularly described in Exhibit "C" which is attached hereto and by this reference made a part hereof.

                  (g) Two Hundred Thousand (200,000) shares of $10.00 per value unregistered convertible preferred stock of HLOA. Said shares shall be deemed to be validly issued, fully paid and non-assessable. Said preferred shares may be converted to common stock of HLOA at any time within ten years after issuance, valuing each preferred share at $10.00 for purposes of conversion into shares of common stock of HLOA at a price per share based on the average of the bid and asked closing prices of HLOA common stock for the thirty days prior to the election to convert as certified by NASDAQ. In the event of the liquidation of HLOA prior to conversion of the preferred shares, said preferred shares will have preference over all common shares of HLOA.

         1.3 Closing Date. Upon receipt of the consideration herein above set forth WGHI shall convey, transfer and assign to HLOA 1,298,388 shares of unregistered WGHI common stock. Said shares shall be validly issued, fully paid and non-assessable.

         1.4 Registration. HLOA and WGHI covenant and agree that each will diligently pursue the registration of all shares including the common shares underlying the warrants and the preferred stock to be conveyed by one party to the other so that the registration of said shares will be effective by April 30, 1996. Each party shall file all required documentation with the Securities and Exchange Commission including, but not limited to, a registration statement within 30 days after the Closing Date.

         1.5 Terminations, Resignations and Board Membership. Upon the timely completion of the performance events set forth in paragraphs 1.1, 1.2 and 1.3, Michael F. Morrell, Albert Gardner and Linda Moore will execute termination agreements including severance compensation and resignations as officers as WGHI. In addition thereto, Michael F. Morrell will resign as Chairman and as a member of the Board of Directors of WGHI. Each resignation shall be expressly conditioned upon the execution of termination agreements between WGHI and Michael F. Morrell, Albert Gardner and Linda Moore. HLOA covenants and agrees to guarantee the performance of each termination agreement. Said termination agreements shall be attached hereto marked Exhibits "D", "E" and "F" and by this reference made a part hereof. WGHI agrees to appoint two interim members of the Board of Directors of WGHI selected by HLOA including a replacement for Michael
F. Morrell. The interim directors shall serve until the next annual meeting of shareholders of WGHI together with Albert Gardner and Roy Cox.

         1.6 Anti-Dilution. From and after the closing dates herein set forth, HLOA shall be entitled to a share adjustment in the event of the issuance of additional shares of WGHI stock, stock dividends, stock splits or any merger or consolidation causing the dilution of outstanding shares of common stock of WGHI. The purpose of said share adjustment shall be to provided HLOA with the same percentage of the issued shares both before and after an event as described hereinabove. No share adjustment shall occur with respect to the stock issuances set forth in Exhibit "G" which is attached hereto and by this reference made a part hereof.

         1.7 Confidentiality. Except as may be required by law, the parties will not disclose or use, and will cause their respective officers, directors, employees, representatives and agents not to disclose or use, any information concerning either WGHI or MLOA furnished by or on behalf of the parties in connection with the Acquisition Agreement except disclosure and use among themselves for the purpose of evaluating the Acquisition Agreement.

         1.8 Related Party Transactions. WGHI and HLOA acknowledge that certain principles of each party have been and now are jointly involved in various business transactions. Said related party transactions are more particularly described in Exhibit "H" which is attached hereto and by this reference made a part hereof.

                                   ARTICLE II
                                   ----------

                  COVENANTS, REPRESENTATIONS AND WARRANTIES OF
                  --------------------------------------------
                              HEART LABS OF AMERICA
                              ---------------------

         2.1 Legal Status of Corporation. HLOA is a corporation fully organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

         2.2 Qualification. HLOA is duly qualified to transact business as a foreign corporation in all jurisdictions where the failure to so qualify would have a material adverse effect on its business or properties.

         2.3 Licenses. HLOA has all franchises, licenses, permits, certificates and other governmental approvals necessary to enable it to carry on its business in all material respects as presently conducted.

         2.4 Authority of HLOA. All necessary corporate action has been taken by HLOA to authorize the execution, delivery and performance by HLOA of this Agreement. This Agreement is the legal, valid and binding obligation of HLOA, enforceable against HLOA in accordance with its terms subject as to enforcement only as to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally and to general equitable principles.

         2.5 Corporate Documents. Copies of the Articles of Incorporation, all amendments thereto and Bylaws of HLOA certified by its secretary as true, correct and complete copies will be delivered to WGHI upon written request.

         2.6 Acquisition for Investment. HLOA is acquiring the shares of capital stock of WGHI for investment, and not with a view to or for sale in connection with any distribution thereof.

         2.7 Title of Assets and Authority. On the date(s) of closing, HLOA will be the owners of all interest, both legal and equitable, of the assets to be transferred to WGHI free and clear of any liens, restrictions, encumbrances, charges, claims and rights of others except as set forth in Exhibit "I" which is attached hereto and incorporated herein, with full power, right and authority to sell and deliver the assets to WGHI pursuant to this Agreement. Upon delivery of said assets, Westmark will receive title thereto fee and clear of all liens, encumbrances, restrictions, charges, claims and rights whatsoever except as set forth above. All requisite corporate action has been taken by HLOA to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of HLOA.

         2.8 Compliance with Applicable Laws. The business of HLOA is not being conducted in violation with any statute, regulation, ordinance or other law applicable to HLOA, except for violations which would not either individually, or in the aggregate, result in a material adverse change in the financial condition or business of HLOA.

         2.9      Litigation.  HLOA warrants that there are no:

                  (a) Claims made or pending or threatened against or affecting HLOA.

                  (b) Actions, proceedings or investigation pending or threatened against or affecting HLOA in any court or before or by any federal, state, municipal or any other governmental agency or instrumentality.

                  (c) Orders, writs, injunctions or decrees of any court or any governmental agency or instrumentality against or affecting HLOA which might result in any material adverse change in its assets, business operation or conditions, financial or otherwise. HLOA is compliance with all laws and regulations and all orders and decrees applicable to it or its business or assets.

         2.10 Material Adverse Change. HLOA warrants that there have not been any material adverse changes in the financial condition or business of HLOA since the date of the September 30, 1995 financial statements.

         2.11 Financial Statements. HLOA hereby acknowledges that it has received and reviewed current financial statements of WGHI including but not limited to December 31, 1993 10K, December 31, 1994 10K, March 31, 1995 10Q, June 30, 1995 10Q and September 30, 1995 10Q. WGHI warrants that said financial statements are true and correct and have been prepared in conformity with generally accepted accounting principles. WGHI further warrants that the book values of the assets shown on the aforementioned financial statements correspond substantially to the value of such assets for federal income tax purposes.

                                   ARTICLE III
                                   -----------

                  COVENANTS, REPRESENTATIONS AND WARRANTIES OF
                  --------------------------------------------
                          WESTMARK GROUP HOLDINGS, INC.
                          -----------------------------

         3.1 Legal Status. WGHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with corporate power to own property and carry on its business as it is now being conducted.

         3.2 Qualification. WGHI is duly qualified to transaction business as a foreign corporation in all jurisdictions where the failure to so qualify would have a material adverse effect on its business or properties.

         3.3 Licenses. WGHI has all franchises, licenses, permits, certificates and other governmental approvals necessary to enable it to carry on its business in all material respects as presently conducted.

         3.4 Authority of HLOA. All necessary corporate action has been taken by WGHI to authorize the execution, delivery and performance by WGHI of this Agreement. This Agreement is the legal, valid and binding obligation of WGHI, enforceable against WGHI in accordance with its terms subject as to enforcement only as to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally and to general equitable principles.

         3.5 Corporate Documents. Copies of the Articles of Incorporation, all amendments thereto and Bylaws of WGHI certified by its secretary as true, correct and complete copies will be delivered to HLOA upon written request.

         3.6 Acquisition for Investment. WGHI is acquiring the shares of capital stock of HLOA for investment, and not with a view to or for sale in connection with any distribution thereof.

         3.7 Title to Shares and Authority. On the date(s) of closing, WGHI will be the owners of all interest, both legal and equitable, of the shares to be transferred to HLOA free and clear of any liens, restrictions, encumbrances, charges, claims and rights of others with full power, right and authority to sell and deliver the shares to HLOA pursuant to this Agreement. Upon delivery of said shares, HLOA will receive title thereto fee and clear of all liens, encumbrances, restrictions, charges, claims and rights whatsoever. All requisite corporate action has been taken by WGHI to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of WGHI.

         3.8 Compliance with Applicable Laws. The business of WGHI is not being conducted in violation with any statute, regulation, ordinance or other law applicable to WGHI, except for violations which would not either individually, or in the aggregate, result in a material adverse change in the financial condition or business of WGHI.

         3.9 Financial Statements. WGHI hereby acknowledges that it has received and reviewed current financial statements of HLOA including but not limited to December 31, 1993 10K, December 31, 1994 10K, March 31, 1995 10Q, June 30, 1995
10Q and September 30, 1995 10Q. HLOA warrants that said financial statements are true and correct and have been prepared in conformity with generally accepted accounting principles. HLOA further warrants that the book values of the assets shown on the aforementioned financial statements correspond substantially to the value of such assets for federal income tax purposes.

         3.10 Litigation. WGHI warrants that other than as disclosed in current filings with the Securities and Exchange Commission, there are no:

                  (a) Claims made or pending or threatened against or affecting WGHI.

                  (b) Actions, proceedings or investigations pending or threatened against or affecting WGHI in any court or before or by any federal, state, municipal or any other governmental agency or instrumentality.

                  (c) Orders, writs, injunctions or decrees of any court or any governmental agency or instrumentality against or affecting Westmark which might result in any material adverse change in its assets, business operation or conditions, financial or otherwise. WGHI is compliance with all laws and regulations and all orders and decrees applicable to it or its business or assets.

         3.11 Material Adverse Change. WGHI warrants that there have not been any material adverse changes in the financial condition or business of WGHI since the date of the September 30, 1995 10Q except as follows:

                  (a) The proposed Greentree acquisition did not close on November 7, 1995 but ongoing discussions regarding the acquisition will continue between WGHI and Greentree Mortgage Company.

                  (b) WGHI has received but not responded to additional comments from the Securities and Exchange Commission but anticipates filing a second amendment to the registration statement current on file with the Securities and Exchange Commission.

                  (c) WGHI entered into a consulting agreement ("Fixaris Consulting Agreement") to commence on January 1, 1996.

                                   ARTICLE IV
                                   ----------

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF WESTMARK
                 -----------------------------------------------

         4.1 The obligations of WGHI to deliver its shares of common stock hereunder shall be subject to the following conditions precedent, the non-occurrence of which, unless waived by WGHI, shall relieve it from all performance under this Agreement:

                  (a) Representations and Warranties; Performance of Obligations. The representations and warranties made by HLOA in this Agreement shall be true and correct in all material respects on the Closing Date(s) with the same force and effect as if they have been made on and as of such date(s), subject only to changes contemplated by this Agreement, and there shall have been no material adverse change in the financial condition of HLOA from that reflected on September 30, 1995 financial statements or the schedules attached thereto. HLOA has performed all covenants and obligations and observed all conditions in all material respects herein required to be performed or observed by them on or prior to the Closing Date(s).

                  (b) Certificate of Officer. HLOA shall have furnished WGHI with a Certificate of its respective President or Vice President to evidence compliance with the conditions set forth hereinabove.

                  (c) Opinion of Counsel. Westmark shall have received an opinion from counsel for HLOA dated the Closing Date(s) in a form acceptable to WGHI.

                  (d) Consents, Waivers and Authorizations. All consents, waivers and authorizations including government consents, waivers or authorizations necessary or appropriate for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in the form and substance satisfactory to WGHI.

                                    ARTICLE V
                                    ---------

           CONDITIONS PRECEDENT TO OBLIGATION OF HEART LABS OF AMERICA
           -----------------------------------------------------------

         5.1 The obligations of HLOA to perform this Agreement are subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date(s) of the conditions hereinafter set forth:

                  (a) Representations and Warranties; Performan of Obligations. The representations and warranties made by WGHI in this Agreement delivered hereunder shall be true and correct in all material respects on the Closing Date(s) with the same force and effect as if they have been made on and as of such date, subject only to changes contemplated by the Agreement.

                  (b) Certificate of Waiver. WGHI shall have furnished a certificate of its President or a Vice President to evidence compliance with the conditions set forth hereinabove.

                  (c) Opinion of Counsel. HLOA shall have received an opinion of counsel to WGHI, dated the Closing in a form acceptable to HLOA.

                  (d) Consents, Waivers and Authorizations. All consents, waivers and authorizations including any governmental consents, waivers and authorizations shall be form and substance satisfactory to HLOA necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                   ----------

                           CONSUMMATION OF TRANSACTION
                           ---------------------------

         6.1 Consideration. On or before the closing date the parties shall cause the delivery of the assets provided for herein.

         6.2 Expenses. Each of the parties hereto shall pay that parties own expenses incident to the preparation of this Agreement and the consummation of the transaction contemplated hereby.

                                   ARTICLE VII
                                   -----------

                       ACKNOWLEDGMENTS AND UNDERSTANDINGS
                       ----------------------------------

         7.1 Receipt of Information. WGHI and HLOA mutually acknowledge that each company has received all information necessary or appropriate for determining whether to acquire assets in the other company. HLOA and WGHI acknowledge that they have had an opportunity to ask questions and receive answers from the other company and its officers and employees regarding the terms and conditions of the Acquisition Agreement and regarding the business, financial affairs and other aspects of the other company and further have had the opportunity to obtain any information (to the extent either company possesses or can acquire such information without unreasonable effort or expense) which each company deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided.

         7.2 Investment for Own Account. WGHI and HLOA mutually acknowledge that the acquisition as hereinabove set forth will be solely for the account of the company so acquiring and not for the account of any other person or with a view toward any resale, fractionalized division or distribution thereof.

         7.3 Restrictions on Transferability. WGHI and HLOA mutually acknowledge and understand that the shares acquired by each company are subject to restriction on transferability and resale and may not transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable State Securities Laws, pursuant to registration or exemption therefrom. WGHI and HLOA are aware that each company may be required to bear the financial risks of this investment for an indefinite period of time. The shares provided for herein have not been registered or qualified for sale or resale under the Securities Act of 1993 or under the Securities Laws of certain states. Accordingly, the shares are not freely tradable and must be held indefinitely or until such time, if ever, as such shares are either registered or qualified under applicable law or transfer may be made, in the opinion of counsel to the company, pursuant to an exemption therefrom.

         7.4 Investments Experience. WGHI and HLOA represent that each has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed Acquisition Agreement and each company represents that it has invested in or had experience with investing in high yield/high risk investment vehicles and private placements of securities. WGHI and HLOA further acknowledge that each company understands that an investment in securities may involve substantial risk of loss on the investment and each company is able to bear the full economic risk of the investment including the loss of the entire investment. WGHI and HLOA further acknowledge that each company understands that shares acquired by each company are not freely tradable and may not be transferred without compliance with Federal and State Securities Laws and that said shares are not registered with any State Securities Commission or United States Securities and Exchange Commission.

                                  ARTICLE VIII
                                  ------------

                         INTERPRETATION AND ENFORCEMENT
                         ------------------------------

         8.1 Survival of Representations and Warranties. All of the representations and warranties contained herein, in the exhibits or in any certificates or other documents delivered pursuant hereto, shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf, any party hereto. Each and every representation and warranty contained herein shall survive the Closing Date for a period of twelve months. Each covenant and each indemnification provision contained herein shall survive Closing and remain in full force and effect in accordance with its terms until the obligations arising thereunder have been fully performed and discharged.


         8.2 Notices. Any notice or other communication required or permitted hereunder shall be deemed to be properly given at the time of receipt if delivered personally or three (3) days after mailing if mailed in the United States by certified or registered mail postage prepaid, return receipt requested, provided such information is addressed as follows:

                  (a)      If to WGHI:

                           Westmark Group Holdings, Inc.
                           355 NE 5th Avenue, Suite 4
                           Delray Beach, Florida  33483
                           and

                           Harry C. Coolidge
                           Attorney at Law
                           1260 41st Avenue, Suite N
                           Capitola, California  95010

                  (c)      If to HLOA:

                           Heart Labs of America
                           2650 North Military Trail, Suite 230
                           Boca Raton, Florida  33431

         In the event any party shall designate a different address by notice to the other parties given as above provided at least five (5) days prior to the mailing of a notice by the other, said communication shall be forwarded to the last address so designated.

         8.3 Entire Agreement and Counterparts. This Agreement contains the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original but such counterparts together constitute only one and the same instrument.

         8.4 Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

         8.5 Waiver or Modification. This Agreement may be modified, amended, superceded or canceled, and compliance with any of the terms, provisions, covenants, representations, warranties and commissions thereof may be waived only by written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Such waivers or warranties and commissions shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         8.6 Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of WGHI and its successors and permitted assigns and HLOA and their successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written approval of the other party.

         8.7 Publicity. No press release or public disclosure, written or oral, of the transactions contemplated by this Agreement shall be made by any of the parties hereto without the written consent of both parties and until the parties have issued a press release or otherwise publicly disclosed the transactions. This prohibition shall not apply to any disclosure required by law.

         8.8 Attorneys' Fees. In the event of any action or proceeding arising out of or pertaining to this Agreement or the enforcement thereof, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief provided by law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Westmark Group Holdings, Inc.                   Heart Labs of America, Inc.

By:     /s/___________________________________         By:       /s/____________________________________
Name:   Linda Moore___________________________         Name:     Norman J. Birmingham___________________
Title:  Senior Vice President_________________         Title:    _______________________________________

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         Heart Labs of America, Inc., a Florida corporation ("HLOA") and Westmark Group Holdings, Inc., a Colorado corporation ("WGHI") covenant and agree to amend and modify said Stock Purchase Agreement as follows:

         1.1 Stock Purchase. The purchase of 1,298,388 shares of WGHI stock by HLOA shall occur on December 5, 1995 ("Closing Date").

         1.2 Consideration. Paragraph 1.2 with respect to consideration and transfer dates is amended as follows:

                  (a)      $60,000 in certified funds on November 21, 1995.

                  (b)      $90,000 in certified funds on November 30, 1995.

                  (c) $250,000 in certified funds on December 5, 1995 and $150,000 in certified funds on December 11, 1995.

                  (d)      Shall be deleted in its entirety.

                  (e) The exhibit reference in sub-paragraph (e) shall be Exhibit "A" not "B".

                  (f) Promissory Note from HLOA to WGHI shall be in the sum of $660,000 payable in certified funds no later than December 31, 1995. Said Promissory Note shall be secured by Real Property owned by HLOA and more particularly described in Exhibit "B" which is attached hereto and by this reference made a part hereof together with a certificate of title to an HLOA medical laboratory.

         1.4 Registration. Shall be modified to provide that the effective date of the registration shall be May 31, 1996. Registration statement shall be filed no later than March 31, 1996.

         1.5 Terminations, Resignations and Board Membership. The exhibit references in paragraph 1.5 shall be Exhibits "C", "D" and "E".

         1.6 Anti-Dilution. Should be modified to change the first word in the sixth line to "provide." The exhibit reference in paragraph 1.6 shall be "F" not "G".

         2.7 Title of Assets and Authority. Beginning on line 4, remove the language "except as set forth in Exhibit "I" which is attached hereto and incorporated herein."

         2.10 Material Adverse Change. Remove September 30, 1995 and insert June 30, 1995.

         2.11 Financial Statements. Shall be amended to read as follows:

              "WGHI acknowledges that it has received and reviewed current financial statements of HLOA including, but not limited to December 31, 1993 10K, December 31, 1994 10K, March 31, 1995 10Q
              and June 30, 1995 10Q. In addition thereto, HLOA has provided WGHI with a letter confirming the net worth of HLOA in the sum of $5,810,813 as of June 30, 1995. HLOA warrants that said financial statements are true and correct and have been prepared in conformity with generally accepted accounting principles. HLOA further warrants that the book values of the assets shown on the aforementioned financial statements correspond substantially to the value of such assets for federal income tax purposes."

                                   ARTICLE III

         3.9  Financial Statements.  Shall be amended to read as follows:

              "HLOA acknowledges that it has received and reviewed current financial statements of WGHI including, but not limited to December 31, 1995 10K, December 31, 1994 10K, March 31, 1995 10Q
              and June 30, 1995 10Q and September 30, 1995 10Q. WGHI warrants that said financial statements are true and correct and have been prepared in conformity with generally accepted accounting principles. WGHI further warrants that the book values of the assets shown on the aforementioned financial statements correspond substantially to the value of such assets for federal income tax purposes."

                                   ARTICLE IV

         4.1(a) Representations and Warranties; Performance of Obligations. Should be modified to insert the dated of June 30, 1995 in place of September 30, 1995.

         Except as hereinabove modified or amended, said Stock Purchase Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

Westmark Group Holdings, Inc.                             Heart Labs of America, Inc.

By:    /s/__________________________________________      By:    /s/________________________________________
Name:  Rodger W. Stubbs_____________________________      Name:  Norman J. Birmingham_______________________
Title: E. V. President______________________________      Title: President__________________________________
Date:  12/4/95______________________________________      Date:  12/4/95____________________________________

                                       3

                       SECOND AMENDMENT TO STOCK PURCHASE
                                    AGREEMENT

          Heart Labs of America, Inc., a Florida corporation ("HLOA") and Westmark Group Holdings, Inc., a Colorado corporation ("WGHI") entered into a Stock Purchase Agreement ("Agreement") on November 21, 1995. Said Agreement was amended on December 4, 1995. HLOA and WGHI covenant and agree to a second amendment to said Agreement as follows:

         1.1 Stock Purchase. The purchase of 1,298,399 shares of WGHI stock by HLOA shall occur on December 19, 1995 ("Closing Date").

         1.2 Consideration. Paragraph 1.2 with respect to consideration and transfer dates is amended as follows:

                  (e)      $158,000 on December 7, 1995 and $137,500 on
December 15, 1995.

                  (f) Promissory Note from HLOA to WGHI shall be in the sum of $764,500 payable in certified funds as follows:

                           (i) $104,500 in certified funds on December 22, 1995.
                           (ii) $500,000 in certified funds no later than December 31, 1995 (iii) $160,00 in certified funds no later than January 15, 1996

Said Promissory Note shall be secured by two parcels of real property owned by HLOA more particularly described in Exhibit "B" which is attached hereto and by reference made a part hereof. Said not shall also be secured by a pledge of the certificate of title to an HLOA medical laboratory. As additional security for the payment of said promissory note, HLOA shall pledge to WGHI all of the above referenced shares of WGHI in the name of HLOA. Said share certificate evidencing ownership of 1,298,388 shares of common stock of WGHI shall be endorsed by HLOA and delivered to WGHI to be held by WGHI Corporate Counsel, Harry Coolidge, until said Promissory Note is satisfied in full. HLOA shall retain voting privileges with respect to said shares unless a default occurs with regard to said Promissory Note. In the event of default, HLOA waives any interest in said shares and the issuance thereof shall be rescinded.

         1.5 Terminations, Resignations and Board Membership. Paragraph 1.5 shall be modified to provide that the appointment of two interim directors to the board of WGHI shall occur after the receipt by WGHI of not less than $1,050,000 from HLOA and the issuance of convertible preferred stock to WGHI. HLOA acknowledges the appointment of Rodger Stubbs to the Board of Directors of WGHI.

         Except as hereinabove modified or amended, said Stock Purchase Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

Westmark Group Holdings, Inc.                               Heart Labs of America, Inc.

By:     /s/________________________________________         By:     /s/_________________________________________
Name:   Rodger W. Stubbs___________________________         Name:   Norman J. Birmingham________________________
Title:  Vice President_____________________________         Title:  President___________________________________
Date:   12/19/95___________________________________         Date:   12/19/95____________________________________

                        THIRD AMENDMENT TO STOCK PURCHASE
                                    AGREEMENT


         Heart Labs of America, Inc., a Florida corporation ("HLOA") and Westmark Group Holdings, Inc., a Colorado corporation ("WGHI") entered into a Stock Purchase Agreement on November 21, 1995. Said Agreement was amended on December 4, 1995 and on December 19, 1995. HLOA and WGHI covenant and agree to a third amendment to said Agreement as follows:

         1.2 Consideration. WGHI and HLOA mutually acknowledge and agree that through and including January 2, 1996 HLOA had paid to WGHI a total of $675,778. The balance of certified funds due and payable pursuant to the Agreement, as amended, is $534,222.

HLOA has executed a Promissory Note payable to Michael F. Morrell in the sum of $415,000 and a Promissory Note payable to Linda Moore in the sum of $60,000. WGHI covenants and agrees to credit HLOA the sum of $160,000 in consideration of the execution of said Promissory Notes, the assumption of the payment obligations contained in said notes and the receipt by WGHI of executed releases from Linda Moore and Michael F. Morrell, copies of which are attached hereto marked Exhibits "A" and "B" and by this reference made a part hereof.

         WGHI and HLOA mutually covenant and agree that as a result of the credit set forth above, the balance of certified funds owed by HLOA to WGHI is $374,222. HLOA covenants and agrees to pay the sum of $374,222 in certified funds to WGHI no later than January 15, 1996 with no right of further off-set or credit unless otherwise agreed upon in writing by and between the parties.

         1.5 Terminations, Resignations and Board Membership. Upon execution of this Third Amendment to Stock Purchase Agreement by the parties, and the reissuance by HLOA of a preferred stock certificate representing 200,000 shares of $10.00 par value convertible preferred stock with the par value and convertibility provisions correctly described in the attachment thereto in accordance with 1.2(g) of the Stock Purchase Agreement, WGHI shall appoint Todd Walker and Morton Schnessel to the Board of Directors of WGHI to serve as interim directors and nominees of HLOA until the next annual meeting of shareholders of WGHI. Said interim directors shall serve with Albert Gardner, Roy Cox and Rodger Stubbs.

         2.4 Authority of HLOA. All necessary corporate action has been taken by HLOA to authorize the execution, delivery and performance by HLOA of this Third Amendment to Stock Purchase Agreement and all prior amendments to said Agreement.

         3.4 Authority of WGHI. All necessary corporate action has been taken by WGHI to authorize the execution, delivery and performance of WGHI of this Third Amendment to Stock Purchase Agreement and all prior amendments to said Agreement.

         Except as hereinabove modified or amended, said Stock Purchase Agreement and the amendments thereto, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

Westmark Group Holdings, Inc.                               Heart Labs of America, Inc.

By:   _____________________________________________         By:________________________________________________
Name: _____________________________________________         Name:______________________________________________
Title:_____________________________________________         Title:_____________________________________________
Date: _____________________________________________         Date:______________________________________________

                       FOURTH AMENDMENT TO STOCK PURCHASE
                                    AMENDMENT


         Heart Labs of America, Inc., a Florida corporation ("HLOA") and Westmark Group Holdings, Inc., a Colorado corporation ("WGHI") entered into a Stock Purchase Agreement on November 21, 1995. Said Agreement was amended on December 4, 1995, December 19, 1995 and January 5, 1996. HLOA and WGHI covenant and agree to a fourth amendment to said Agreement as follows:

         1.2(g) Consideration. 200,000 shares of unregistered convertible preferred stock shall be re-issued by HLOA with no par value, but shall have a stated value of$10.00 per share. In all other respect, the terms and conditions contained in said paragraph shall continue in full force and effect.

         2.4 Authority of HLOA. All necessary corporate action has been taken by HLOA to authorize the execution, delivery and performance by HLOA of this Fourth Amendment to Stock Purchase Agreement and all prior amendments to said Agreement.

         3.4 Authority of WGHI. All necessary corporation action has been taken by WGHI to authorize the execution, delivery and performance by WGHI of this Fourth Amendment to Stock Purchase Agreement and all prior amendments to said Agreement.

         Except as hereinabove modified or amended, said Stock Purchase Agreement and the amendments thereto, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

Westmark Group Holdings, Inc.                               Heart Labs of America, Inc.

By:     /s/________________________________________         By:     /s/______________________________________
Name:   Richard J. Paull___________________________         Name:   Norman J. Birmingham_____________________
Title:  Vice President_____________________________         Title:  President________________________________
Date:   1/16/96____________________________________         Date:   1/16/96__________________________________


                               COMPOSITE EXHIBIT B

                              SETTLEMENT AGREEMENT

                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is entered into on the 23rd day of January, 1997 by and between Westmark Group Holdings, Inc., a Delaware corporation ("WGHI") and Medical Industries of America, Inc., a Florida corporation ("MIOA") and is made in reference to the following:

                                    RECITALS

         WHEREAS, WGHI and MIOA (formally Heart Labs of America, Inc.) entered into a Stock Purchase Agreement on or about November 21, 1995 together with amendments thereto and;

         WHEREAS, WGHI is the owner and holder of 200,000 shares of convertible preferred stock of MIOA and;

         WHEREAS, MIOA is the owner and holder of 1,667,284 shares of unregistered common stock of WGHI and;

         WHEREAS, MIOA is the owner and holder of 200,000 shares of convertible preferred stock of WGHI and;

         WHEREAS, from time to time, since November 27, 1995, MIOA has provided additional financing to WGHI in the approximate sum of One Million Nine Hundred Fifty-Three Thousand Dollars ($1,953,000) and;

         WHEREAS, various disputes have arisen by and between the parties with regard to loans, liabilities, stock ownership and enforcement of the terms and conditions of the aforementioned Stock Purchase Agreement as amended and;

         WHEREAS, the parties hereto wish to settle and resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between the parties arising from the aforementioned Stock Purchase Agreement, loans, liabilities and stock ownership;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, and other covenants and conditions contained herein, WGHI and MIOA mutually agree as follows:

         1. CLOSING DATE. WGHI covenants and agrees that WGHI is diligently negotiating a financing proposal that would provide capitalization to WGHI in a minimum amount of $3,000,000 and a maximum amount of $6,000,000. For the purpose of this Agreement, "Additional Capitalization" shall be defined as gross proceeds. The parties hereto further mutually agree that the terms and conditions of this Agreement and the duties and responsibilities herein contained are subject to and expressly conditioned upon the receipt by

                                                                               2
WGHI of minimum Additional Capitalization in the sum of $3,000,000 by March 15, 1997 ("First Tranche"). Upon receipt of said Additional Capitalization WGHI and MIOA agree to do and perform the following no later than April 15, 1997 (the "Closing Date"):

                  a.       WGHI shall pay MIOA as follows:

                           (i) $1.5 million cash on or before April 15, 1997, provided that WGHI shall have received no less than $6,000,000 in gross proceeds as a result of Additional Capitalization. In the event the Additional Capitalization received by WGHI is less than $6,000,00 but more than $5,000,000, MIOA shall receive all proceeds in excess of $5,000,000. In the further event the Additional Capitalization received by WGHI is less than $5,000,000 but more than $3,000,000, MIOA shall receive ten percent (10%) of said Additional Capitalization. If WGHI receives no more than $3,000,000 in Additional Capitalization by March 15, 1997, MIOA shall receive a cash payment of $300,000 on March 28, 1997.

                           (ii) WGHI shall execute a promissory note pursuant to the schedule set forth on Exhibit "A" which is attached hereto and by this reference made a part hereof. Said promissory note shall bear interest at ten percent (10%) per annum. Payments of principal and interest shall be amortized equally over ten (10) years, with payments commencing July 31, 1997. All unpaid principal and interest shall be due and payable no later than three (3) years from the date of execution of this Agreement. The form of the promissory note is attached hereto as Exhibit "B" and incorporated herein. On the Closing Date an amortization schedule will be prepared, attached hereto as Exhibit "C" and incorporated herein.

                           (iii) Said promissory note shall also provide for a principal reduction in the sum of $500,000 in the event of the sale or disposition by WGHI of its wholly owned subsidiary, Green World Technologies, Inc. prior to the maturity date of the note, provided, however, that WGHI shall have received a minimum of $500,00 cash from said sale or disposition. MIOA shall be entitled to all cash received by WGHI up to $500,000. Said principal reduction will occur contemporaneously with the closing of the sale or disposition of Green World Technologies, Inc. WGHI represents that it is diligently pursuing the sale of Green World Technologies, Inc. and that said company will not be sold or disposed for less than fair market value. The parties mutually agree that WGHI may elect to "spin off" Green World Technologies in which event MIOA shall not be entitled to a principal reduction unless said "spin-off" shall result in the payment of cash to WGHI.

                           (iv) Said promissory note shall further provide that if prior to the maturity date of the note, WGHI sell its note receivable or other collateral resulting from the Green World Technologies, Inc. sale, or disposition, the balance of the MIOA promissory note shall be paid in full to the extent of the proceeds received from the sale of said note receivable or other collateral.

                           (v) Said promissory note may be pre-paid in part or in full by WGHI without penalty.

                           (vi) Said promissory note shall be secured by a mortgage on the real property described on Exhibit "D" attached hereto and incorporated herein and if necessary, by an assignment by WGHI to MIOA of the Green World Technologies' note receivable or other collateral referred to hereinabove, or a pledge of the shares of Green World Technologies stock retained by WGHI in the event of a "spin off" of Green World Technologies, Inc. MIOA shall have no proprietary rights or voting rights with respect to the collateral in the absence of a default by WGHI. The value of the security shall not exceed the balance of the principal and interest due pursuant to the MIOA promissory note.

                  b. WGHI shall endorse, assign, transfer and convey to MIOA any and all MIOA convertible preferred stock owned by WGHI.

                  c. WGHI shall waive any and all rights, claims, demands or entitlements with respect to the aforementioned Stock Purchase Agreement, as amended.

                  d. WGHI shall provide quarterly financial statements of WGHI and its subsidiaries to MIOA.

         2. MIOA OBLIGATIONS. In consideration of the foregoing, MIOA covenants and agrees to do the following:

                  a. MIOA shall endorse, assign, transfer and convey to WGHI any and all WGHI shares of convertible preferred stock owned by MIOA.

                  b. MIOA shall endorse, assign, transfer and convey to WGHI any and all WGHI shares of common stock owned by MIOA. Upon receipt of certificates representing all of the common stock of WGHI owned by MIOA, WGHI shall reissue a certificate for 70,000 shares of common stock to MIOA in full and final satisfaction and settlement of any and all claims with respect to WGHI shares owned by MIOA in full and final satisfaction and settlement of any and all claims with respect to WGHI shares owned by MIOA except as hereinafter set forth. WGHI further agrees that certain other shares of common stock WGHI shall be reissued to MIOA pursuant to the schedule set forth on Exhibit "A" which is incorporated herein. MIOA shall have demand registration rights and "piggyback" registration rights with respect to said shares at the expense of WGHI. All re-issued shares shall be deemed to have been re-issued on the date of the original issuance. MIOA covenants and agrees that upon registration of said re-issued shares of common stock, MIOA shall not sell, transfer or convey more than 60,00 shares of said common stock per month, or fifteen percent (15%) of the total required shares per month, whichever is less. In the event WGHI completes a reverse stock split within seven (7) months of the Closing Date and prior to the sale, transfer or conveyance of all the reissued shares held by

                  MIOA, WGHI shall register and issue additional shares of common stock to MIOA in the event of any diminution in value of the remaining reissued shares thirty (30) days after the date of the reverse stock split. MIOA shall assume the market risk with respect to said shares prior to and thirty-one (31) days after any reverse stock split.

                  c. MIOA shall waive any and all rights, claims, demands or entitlements with respect to the aforementioned Stock Purchase Agreement, as amended.

                  d. MIOA shall release and forever discharge WGHI with respect to any rights, claims, demands or entitlements pertaining to any money, financing, loans or other consideration given or provided to WGHI by MIOA.

         3. UNENCUMBERED SHARES. WGHI and MIOA mutually covenant and agree that each and every share of common stock and preferred stock to be transferred, assigned and conveyed by one party to the other shall be free and clear of all liens, encumbrances and restrictions on transfer other than restrictions pursuant to applicable state and federal securities laws.

         4. ACCRUED DIVIDENDS AND INTEREST. On the Closing Date, WGHI and MIOA mutually agree to waive any and all claims or demands with respect to dividends or interest arising out of the ownership of preferred stock or any other business relationship by and between the parties.

         5. MUTUAL RELEASE. Subject to the Closing Date as hereinabove set forth and the performance of the terms and conditions contained in this Agreement, each party hereby forever releases and discharges the other party and each of its heirs, officers, directors, shareholders, employees, agents, affiliates, subsidiaries, attorneys, successors and assigns of an from any and all claims, rights, duties, obligations, debts, liabilities, damages, injuries, actions and causes of action of every kind and nature, foreseen and unforeseen, contingent and accrual, liquidated and unliquidated, suspected and unsuspected, disclosed and undisclosed, whether direct or by way of indemnity, contribution or otherwise, arising out of or related to the aforementioned Stock Purchase Agreement and amendments thereto, the ownership of shares of common and preferred stock as hereinabove set forth and the business relationship by and between the parties.

         6. EXCEPTIONS TO MUTUAL RELEASE. Nothing contained in this Agreement shall operate to release or discharge either party or its successors or assigns from any claims, rights or causes of action arising out of or relating to a breach of any of the obligations of the parties contained in this Agreement.

         7. SURVIVAL OF MIOA WARRANT OBLIGATION. The parties acknowledge that the aforementioned Stock Purchase Agreement, as amended, provided for the issuance of warrants by MIOA for the benefit of WGHI shareholders and that said warrants will not expire until November 21, 1997. MIOA covenants and agrees that MIOA will have a continuing responsibility to the shareholders of WGHI with respect to the terms and conditions of the Warrant Agreement contained in said Stock Purchase Agreement. Said warrant terms and conditions shall survive the termination of the Stock Purchase Agreement and amendments thereto.

         8. NATURE OF AGREEMENT. The provisions contained in this Agreement constitute a compromise of disputed issues. This Agreement shall not, in any way, be construed as an admission by either party of any unlawful, wrongful or invalid act.

         9. AUTHORITY TO EXECUTE. Each party to this Agreement represents that all necessary corporate action has been taken to authorize the execution, delivery and performance by each party to this Agreement. This Agreement is the legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms, subject as to enforcement only as to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally and to general equitable principles. This Agreement does not violate any agreement or contract to which either party is a party thereto.

         10. Publicity. No press release or public disclosure, written or oral, of the transaction contemplated by this Agreement shall be made by either of the parties hereto without the written consent of both parties and until the parties have jointly issued a press release or otherwise publicly disclosed the transactions. This prohibition shall not apply to any disclosure required by law.

         11. ORGANIZATION, GOOD STANDING AND QUALIFICATIONS. WGHI and MIOA are corporations duly organized and in good standing under the laws of the state of incorporation for each incorporation. Each party has all the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business, to execute and deliver this Agreement and to carry out the provisions of this Agreement. Both WGHI and MIOA are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material and adverse effect on the business, properties, condition (financial or otherwise) of operations of each party to perform its obligations under this Agreement.

         12. GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of either WGHI or MIOA in connection with the execution and performance of this Agreement.

         13. NO VIOLATION,CONFLICT OR DEFAULT. The execution, delivery and performance by WGHI and MIOA of this Agreement and consummation of the transactions contemplated hereby will not result in any violation or default of any provision of either corporations' Certificate of Incorporation or By-Laws, any statute, law, regulation, order or decree applicable to either party or any contract, commitment, agreement, arrangement or restriction of any kind to which WGHI or MIOA is a party. WGHI has not entered into nor does WGHI contemplate entering into any agreement that would alter or change the intent of this Agreement.

         14. LITIGATION. WGHI and MIOA each warrant that there are no legal, administrative, governmental or arbitration proceedings pending by or before any court, governmental administrative agency or commission or arbitrator, against WGHI or MIOA that would prevent a consummation of the transactions contemplated in this Agreement. The parties further mutually agree that either party may terminate this Agreement by giving written notice of termination to the other party, if the other party, prior to the Closing Date has: (i) a receiver of its assets or property appointed because of insolvency; (ii) filed a voluntary or involuntary petition in bankruptcy; (iii) made a general assignment for the benefit of creditors or (iv) been adjudged a bankrupt; (v) instituted or suffered to be instituted any proceeding for the reorganization or rearrangement of its affairs.

         15. FURTHER COOPERATION. Each party hereto agrees to execute, acknowledge and/or deliver any and all documents reasonably necessary to carry out and perform its obligations hereunder.

         16. ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties as to the settlement of all claims and supersedes and replaces all prior settlement negotiations and proposed agreements, written and oral. The parties hereto acknowledge that no other party or agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement and each party acknowledges that it has not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

         17. SEVERABILITY. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a tribunal of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         18. NO WAIVER. The waiver, either expressed or implied, by any party hereto of any term or condition of this Agreement, shall not constitute a relinquishment by said party of its right to enforce the term or condition at any later date unless this Agreement is amended in writing to so provide for an unconditional waiver.

         19. NO ASSIGNMENT. As a condition of this Agreement, the parties represent and warrant that there has been no actual assignment or purported assignment or other transfer or any claims or other matter or any interest which has bee released by any provision of this Agreement. The parties represent and warrant that they are the sole owners and real-party-in-interest regarding their respective claims and matters being released by this Agreement. In the event that any representation or warranty made by any of the parties in this paragraph is false or incorrect, it is agreed that the party making such representation or warranty shall indemnify the other party for any and all claims, demands, causes of action, obligations, set-offs, liabilities, damages, losses, injuries, costs, expenses and attorneys' fees incurred by them or any of them as a result of such a false or incorrect representation or warranty. Further, it is agreed by the parties that the foregoing indemnity does not require the party seeking the indemnification to have made a payment to a third party claimant as a condition precedent to recovery of the indemnity granted pursuant to this action.

         20. ADVICE OF COUNSEL. Prior to the execution of this Agreement and any other document to which reference is made herein, each party hereto has fully understood and carefully read all of the provision of this Agreement. That each party has consulted with or alternatively has had opportunity to consult with, legal counsel of its own choice concerning the terms and conditions of this Agreement and any other document to which reference is made herein, and such other opportunity to participate in the drafting of this Agreement and such other document, and that each such party to this Agreement and such other document is voluntarily entering into this Agreement.

         21. COUNTERPARTS This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same instrument.

         22. NO MODIFICATION. No waiver, modification or amendment to any term, condition or provision of this Agreement shall be valid or have any force or effect unless made in writing and signed by the parties against whom the waiver, modification or amendment is asserted.

         23. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of the State of Florida.

         24. INTERPRETATION. None of the parties hereto, nor their respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, not strictly for or against any of the parties hereto.

         25. JURISDICTION AND VENUE. In the event that any action is commenced to seek enforcement of this Agreement or a declaration of rights thereunder, the jurisdiction and venue for any such action shall be in Palm Beach County, Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

WESTMARK GROUP HOLDINGS, INC.                               MEDICAL INDUSTRIES OF AMERICA

By:    /s/__________________________________________        By:      /s/_________________________________________
Its:   Chief Operating Officer______________________        Its:     CEO__________________________________________

                                   EXHIBIT "A"

         WGHI and MIOA covenant and agree that the principal balance of the promissory note referred to in this Agreement and the number of shares of common stock to be reissued to MIOA by WGHI shall be determined by the total cash received by MIOA by the Closing Date, March 15, 1997. The schedule set forth below shall provide the basis for computing the principal balance of the promissory note and the number of shares of common stock to be reissued to MIOA.

---------------------------------------------------------------------------------------------------------------------
            CASH RECEIVED                          PROMISSORY NOTE             NUMBER OF SHARES OF COMMON STOCK TO
               BY MIOA                            PRINCIPAL BALANCE                         BE REISSUED
---------------------------------------------------------------------------------------------------------------------
               $300,000                              $3,653,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
               $400,000                              $3,553,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
               $500,000                              $3,453,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
               $600,000                              $3,253,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
               $700,00                               $3,153,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
               $900,000                              $3,053,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
              $1,000,000                             $2,953,000                                - 0 -
---------------------------------------------------------------------------------------------------------------------
              $1,100,000                             $2,723,000                               40,000
---------------------------------------------------------------------------------------------------------------------
              $1,200,000                             $2,493,000                               80,000
---------------------------------------------------------------------------------------------------------------------
              $1,300,000                             $2,263,000                               120,000
---------------------------------------------------------------------------------------------------------------------
              $1,400,000                             $2,033,000                               160,000
---------------------------------------------------------------------------------------------------------------------
              $1,500,000                             $1,803,000                               200,000
---------------------------------------------------------------------------------------------------------------------
              $1,600,000                             $1,573,000                               240,000
---------------------------------------------------------------------------------------------------------------------
              $1,700,000                             $1,343,000                               280,000
---------------------------------------------------------------------------------------------------------------------
              $1,800,000                             $1,113,000                               320,000
---------------------------------------------------------------------------------------------------------------------
              $1,900,000                              $883,000                                360,000
---------------------------------------------------------------------------------------------------------------------
              $2,000,000                              $653,000                                400,000
---------------------------------------------------------------------------------------------------------------------

                                      A-1

                      MODIFICATION TO SETTLEMENT AGREEMENT

         This Modification to Settlement Agreement ("Modification") is entered into on the 31 day of March, 1997 by and between Westmark Group Holdings, Inc., a Delaware corporation ("WGHI") and Medical Industries of America, Inc., a Florida corporation ("MIOA"), and is made with reference to the following:

                                    RECITALS

         WHEREAS, WGHI and MIOA entered into a Settlement Agreement ("Agreement") on the 23rd day of January 1997; and

         WHEREAS, the parties desire to modify said Agreement;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, WGHI and MIOA mutually agree to modify the Agreement as follows:

         1.       Paragraph 1 is hereby modified to read as follows:

                  WGHI covenants and agrees that WGHI is diligently negotiating a financing proposal that would provide additional capitalizatoin to WGHI in a minimum amount of $3,000,000 and a maximum amount of $6,000,00. For the purposes of this Agreement, "Additional Capitalization" shall be defined as gross proceeds. The parties hereto further mutually agree that the terms and conditions of this Agreement and the duties and responsibilities herein contained are subject to and expressly conditioned upon the receipt by WGHI of minimum Additional Capitalization in the sum of $3,000,000 by April 21, 1197 ("First Tranche"). Upon receipt of said Additional Capitalization, WGHI and MIOA agree to do and perform the following no later than May 21, 1997 (the "Closing Date")

         2.       Paragraph 1a.(i) is hereby modified to read as follows:

                  a.       WGHI shall pay MIOA as follows:

                           (i) $1.5 million cash on or before May 21, 1997, provided that WGHI shall have received no less than $6,000,000 in gross proceeds as a result of Additional Capitalization. In the event the Additional Capitalization received by WGHI is less

                                                                               2
                           than $6,000,000 but more than $5,000,000, MIOA shall receive all proceeds in excess of $5,000,000.

                           In the further event the Additional Capitalization received by WGHI is less than $5,000,000 but more than $3,000,000, MIOA shall receive ten percent (10%) of said Additional Capitalization. If WGHI receives no more than $3,000,000 in Additional Capitalization by April 21, 1997, MIOA shall receive a cash payment of $300,000 on May 1, 1997.

         3. Except as hereinabove modified, said Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Modification as of the date first stated above.

WESTMARK GROUP HOLDINGS, INC.                               MEDICAL INDUSTRIES OF AMERICA

By:    /s/__________________________________________      By:      /s/_________________________________________
Its:   Chief Operating Officer______________________      Its:     CFO_________________________________________


                   AMENDMENT TO MODIFIED SETTLEMENT AGREEMENT

         This Amendment is entered into on the 26th day of June, 1997 by and between Westmark Group Holdings, Inc., a Delaware corporation ("WGHI") and Medical Industries of America, Inc., a Florida corporation ("MIOA"), and is made with reference to the following:

                                    RECITALS

         WHEREAS, WGHI and MIOA entered into a Settlement Agreement ("Agreement") as of the 23rd day of January, 1997 and;

         WHEREAS, the parties modified said Settlement Agreement on March 31, 1997 ("Modified Settlement Agreement"), and;

         WHEREAS, the parties further desires to amend said Modified Settlement Agreement;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, WGHI and MIOA mutually agree to amend the Modified Settlement Agreement as follows:

         1. Paragraphs 1, 2 and 3 of the aforementioned Modified Settlement Agreement are hereby deleted in their entirety.

         2. Debt Repayment. WGHI acknowledges an indebtedness to MIOA in the sum of $1,953,000, less interest in the sum of $47,000 which represents interest forgiveness for the second quarter, 1997. Said indebtedness shall be satisfied as follows:

                  A. WGHI shall execute a Promissory Note in the sum of $1,953,000 together with interest at 10% per annum. WGHI shall pay no less than $25,000 per month commencing June 30, 1997 and continuing on the 30th day of each month thereafter until June 30, 1997 at which time the entire balance of unpaid principal and accrued interest shall be paid in full.

                  B. MIOA shall be entitled to the first $300,000 received by WGHI with respect to the receipt of additional capitalization by WGHI in the minimum amount of $300,000 and maximum amount of $1.5 million. In the event of the receipt of additional capitalization by WGHI in excess of $1.5 million, MIOA shall be entitled to receive the first $500,000 of additional capitalization above $1.5 million.

                  C. MIOA shall be entitled to 50% of any additional capitalization received by WGHI in excess of $3 million until said indebtedness shall have been paid in full.

                  D. MIOA shall also be entitled to 15% of the net cash flow of WGHI in excess of operating expenses and settlement payments on a consolidated basis during the calendar year 1997 and 20% of said net cash flow in the calendar year 1998.

                  E. In the event WGHI shall sell either Westmark Mortgage Corporation or Green World Technologies, Inc., wholly owned subsidiaries of WGHI, or in the alternative event of a "spin-off" of either subsidiary, MIOA shall be entitled to receive and WHGI agrees to pay to MIOA 50% of the cash proceeds received by WGHI resulting from a sale or "spin-off."

         3. Closing Date. For the purpose of this Agreement, the closing Date shall be June 30, 1997.

         4. Anti-Dilution and Default. WGHI and MIOA mutually covenant and agree that Paragraph 1.6 of the Stock Purchase Agreement entered into by and between the parties on November 21, 1995, as amended, is hereby deleted and terminated in its entirety and shall be of no further force or effect. In the event of any default with regard to the terms and conditions of the aforementioned Promissory Note, WGHI shall issue to MIOA, shares of common stock of WGHI with a value equivalent to the unpaid balance of principal and accrued interest pursuant to said Promissory Note. The unpaid indebtedness as hereinabove set forth shall also be secured by the preferred shares of MIOA stock owned by WGHI. In the event of default as hereinabove set forth, said preferred shares shall be assigned, transferred and conveyed to MIOA and WGHI shall have no further rights to conversion.

         5. MIOA shall have demand registration rights with respect to the WGHI shares of common stock owned by MIOA. Said demand registration rights shall be incorporated in a separate agreement between WGHI and MIOA.

         6. After satisfaction of the indebtedness referred to hereinabove, MIOA shall repurchase the shares of MIOA preferred and common stock owned by WGHI and WGHI shall repurchase the shares of WGHI preferred and common stock owned by MIOA. The purchase price for the preferred shares shall be the stated value and the purchase price for the common shares shall be the closing bid price on the day prior to the repurchase.

         7. Except as hereinabove amended, said Modified Agreement shall continue in full force and effect.

                                                                               3
         IN WITNESS WHEREOF, the parties have executed this Modification as of the date first stated above.

WESTMARK GROUP HOLDINGS, INC.                  MEDICAL INDUSTRIES OF AMERICA

By:    /s/___________________________________  By:      /s/_____________________________________
Its:   C. E. O.______________________________  Its:     President_______________________________

                                    EXHIBIT C

                  WESTMARK SERIES C PREFERRED STOCK CERTIFICATE

Certificate For __________Shares               From whom transferred                        Received Certificate No.__
                                               _____________________________________        for _______________________ Shares
Issued to ______________________________       Dated _____________________ 19_______        on ________________________ 19 ___
________________________________________       NO. ORIGINAL    NO. OF ORIGINAL              __________________________________
Dated __________________ 19_____________       NO. OF SHARES                                __________________________________
                                               CERTIFICATE SHARES TRANSFERRED


                          WESTMARK GROUP HOLDINGS, INC.

THIS CERTIFIES THAT HEART LABS OF AMERICA, INC. is hereby issued TWO HUNDRED THOUSAND PREFERRED SHARES fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this 17th day of September A.D. 1996.

(SEAL)


                                                /s/Mark D. Schaftlein
-------------------------------                 ---------------------
             President                             Secretary and C.O.O.

For Value Received ____________________________________________________ hereby sell, assign and transfer unto
_______________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated__________________________________________       19_____________

         In presence of ________________________________________________________

                                    EXHIBIT D

                    MIOA SERIES B PREFERRED STOCK CERTIFICATE

         NUMBER                                                  SHARES 200,000

                           HEART LABS OF AMERICA, INC.

         Par Value $10.00 U.S.

THIS CERTIFIES THAT Westmark Group Holdings, Inc. is the registered owner of Two hundred thousand Series B Preferred Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 20th day of December A.D. 1995.


(SEAL)


/s/   Dawn Drella                                    /s/   Norman J. Birmingham
----------------------------                         ---------------------------
Secretary                                                  President

                                    EXHIBIT E

                                 PROMISSORY NOTE

                             BALLOON PROMISSORY NOTE

U. S.   $                                                                , 1997
         ---------------------------           --------------------------

FOR VALUE RECEIVED, the undersigned, WESTMARK GROUP HOLDINGS, INC., a Delaware corporation having its principal offices ____________________________________ (the "Maker"), promises to pay to the order of MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation having its principal offices at 1903. S. Congress Avenue, # 400, Boynton Beach, Florida 33426 (the "Payee"), the principal sum of _________________ ($________) (the "Principal Amount").

The Principal Amount represents the amount owed by the Maker to the Payee pursuant to that certain Settlement Agreement dated January 23, 1997 between the Maker and the Payee (the "Settlement Agreement"), a copy of which is attached hereto and incorporated herein.

Payments on this Note shall be made as follows:

1 1. Principal and Interest. Payments of principal and interest shall be amortized over one hundred twenty (120) equal consecutive monthly installments of __________________ dollars ($____________, with the first such payment due and payable thirty (30) days from the date hereof and each successive payment due and payable on the same day of each successive month thereafter for thirty-five additional months. Thirty-six months from the date hereof (________, 2000) the entire outstanding principal balance and accrued but unpaid interest shall be due and payable in full.

2 2. Late Fee. In the event that any payment of principal due under this Note is not paid within thirty (30) days of its due date, the Maker shall pay to the Payee a late fee equal to five percent (5%) of the amount of such late payment, which shall be due immediately. Any interest or late fee due hereunder which is not paid when due shall be automatically added to principal.

3 3. Voluntary Prepayments. The Maker may at any time prepay this Note, in whole or in part, from time to time, without premium or penalty.

4 4. Payments. Except to the extent otherwise provided herein, all payments of principal, interest, fees and other amounts to be made by Maker hereunder shall be made in immediately available funds to the Payee, at the above address unless otherwise notifies in writing, not later than 2:00 p.m. on the date on which such payment shall become due. If any payment hereunder shall be due and payable on a day which is not a business day, such payment shall be deemed due on the next following business day.

The Maker, for itself and its successors and assigns, to the extent it may lawfully do so, hereby expressly waives presentment, demand, protest, notice of protest, diligence in collection or bringing suit and any and all rights of setoff, deduction and counterclaim, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral now held or which may hereafter be held as security for the payment of amounts due hereunder without affecting the Maker's obligations hereunder.

This Note is entitled to the benefit of the security interests granted by the maker to the Payee as set forth in Paragraph 1(a)(iv) of the Settlement Agreement, which security interests are documented by a mortgage, security agreement or other applicable method used to perfect security interests (the "Security Agreements").

An "Event of Default" shall exist, and all amounts due hereunder shall become immediately due and payable in full, (i) automatically in the case of the occurrence of any Event of Default described below and (ii) at the election of the Payee upon the occurrence of any other Event of Default:

A. The Maker shall fail to pay any principal or other sum due the Payee under this Note within thirty (30) days when the same is due, whether at stated maturity, by acceleration or otherwise;

B. Any default shall occur under a Security Agreement and remain uncured upon the expiration of any applicable grace period provided for therein;

C. The Maker shall make a general assignment for the benefit of creditors, admit is inability to pay its debt as they become due, be adjudicated bankrupt or insolvent, file a petition in bankruptcy or seeking any arrangement, composition, readjustment or similar relief under any present or future federal, state or province law or regulation ("Debtor Relief Laws") or an answer admitted or not contesting the material allegations of a petition filed against it in any such proceeding, or seek, consent to or acquiesce in the appointment of a trustee, receiver or other fiduciary for it or any of its assets;

D. Any proceeding against the Maker seeking an adjudication of bankruptcy or insolvency or an agreement, composition, readjustment or similar relief under any Debtor Relief Law shall remain undismissed or unstayed, or an appointment of a trustee, receiver or other fiduciary for the Maker or any of its assets without the consent or acquiescence of the Maker shall not be vacated, within sixty (60) days after the commencement of such proceeding or the appointment of such fiduciary;

Following an Event of Default, the Payee shall be entitled to exercise all rights and remedies as it may have under this Note and otherwise at law or in equity, including, without limitation, the rights and remedies of a secured party. All of such rights and remedies shall be cumulative and may be exercised from time to time, concurrently or separately and without any marshaling, n such order as the Payee may determine. No delay or omission on the part of Payee in exercising any such right or remedy shall operate as a waiver of such right or remedy or any other right or remedy, nor shall any such delay or omission be deemed to bar the exercise of any right or remedy at any future time. Any amendment of this Note or waiver of any right or remedy with respect hereto shall be effective only if set forth in a writing signed by both the holder of this Note and the Maker. No waiver of any default shall affect the Payee's right to exercise any right or remedy with respect to any different or subsequent default.

If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the non-prevailing party agrees to pay reasonable attorneys' fees to the prevailing party in such action together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any dissolution, liquidation, insolvency, bankruptcy, reorganization, readjustment of debt, receivership, attachment, levy, foreclosure or similar proceedings affecting the Maker or any party to any instrument or agreement securing this Note or any of their respective assets ("Related Proceedings"). All such amounts shall be added to principal as they are incurred. Nothing in this Note shall be construed as preventing the Payee from taking all lawful actions to protect its interests in the event that any Related Proceedings should be instituted.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida. The Maker hereby irrevocably consents and submits to the jurisdiction of the courts sitting in Palm Beach County, Florida over the enforcement of this Note or any collateral given by the Maker with respect to the indebtedness under this Note, hereby waiving any objection to the venue of such courts. The Maker hereby further waives personal service of process and agrees that a summons and complaint commencing any proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Maker at its address first set forth above in this Note or at such other address for the Maker of which the holder of this Note shall have received written notice mailed in similar manner by the Maker to such holder at its address set forth in this Note or at such other address as such holder may provide the Maker by mail in similar manner.

5. Assignment. Payee shall have the unconditional right to assign its rights under this Note in its sole and absolute discretion.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

                                  WESTMARK GROUP HOLDINGS, INC.

                                  By:   /s/____________________________________
                                        _______________________________________
                                         (PRINT NAME)

                                  Its:  _______________________________________

                               COMPOSITE EXHIBIT F

                     OLD WESTMARK COMMON STOCK CERTIFICATES

                          RESTRICTIVE LEGEND ON REVERSE

                                    WESTMARK
                              GROUP HOLDINGS, INC.

    NUMBER 5506-1              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE              SHARES 368,896
                                           50,000,000 SHARES AUTHORIZED
                                                                                        SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT    - HEART LABS OF AMERICA, INC. -                                          CUSIP 960577 30 2


is the owner of **THREE HUNDRED SIXTY EIGHT THOUSAND EIGHT HUNDRED NINETY SIX

  Fully Paid and Non-Assessable Shares of the $0.001 Par Value Common Stock of

                          Westmark Group Holdings, Inc.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file at the principal office of the Corporation and the Transfer Agent, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated:      8/1/96

/s/   Norman J. Birmingham                            /s/  Mark D. Schaftlein
---------------------------------------    (SEAL)     --------------------------
NORMAN J. BIRMINGHAM, President                       MARK SCHAFTLEIN, Secretary


COUNTERSIGNED
CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Denver, Colorado  80202
BY_______________ /s/________________
_____________________________________
Transfer Agent Authorized Signature

                          Westmark Group Holdings, Inc.
                         Corporate Stock Transfer, Inc.
                      Transfer Fee: $12.00 Per Certificate
--------------------------------------------------------------------------------

         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common  UNIF GIFT MIN ACT _______  Custodian for _______
                                                  (Cust.)                (Minor)

TEN ENT - as tenants by the entireties            under Uniform Gift to Minors

JT TEN - as joint tenants with right of
         survivorship and not as tenants
         in common

          Additional abbreviations used although not in the above list

 For value received _____________________ hereby sell, assign and transfer unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE
               ---------------------------------------------------

               ---------------------------------------------------

                Please print or type name and address of assignee

               ---------------------------------------------------
               ---------------------------------------------------
               ---------------------------------------------------
               --------------------------------------------------- Shares
               of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

               ---------------------------------------------------
               ---------------------------------------------------


               Attorney to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

         Dated:___________________________  19____

SIGNATURE GUARANTEED:                       X___________________________________

                                            X___________________________________


         THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 A 15.

                          RESTRICTIVE LEGEND ON REVERSE
                                    WESTMARK
                              GROUP HOLDINGS, INC.

    NUMBER 5294-4         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE           SHARES 1,298,388
                                      15,000,000 SHARES AUTHORIZED
                                                                                           SEE REVERSE FOR
                                                                                         CERTAIN DEFINITIONS

THIS CERTIFIES THAT    - HEART LABS OF AMERICA, INC. -                                   CUSIP 960577 10 4
                                                                                         NEW CUSIP 960577302

is the owner of **ONE MILLION TWO HUNDRED NINETY EIGHT THOUSAND THREE HUNDRED EIGHTY EIGHT**

    Fully Paid and Non-Assessable Shares of the No Par Value Common Stock of

                          Westmark Group Holdings, Inc.


transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file at the principal office of the Corporation and the Transfer Agent, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated:      12/18/95

/fs/                           (SEAL)  /fs/
-----------------------------          -----------------------------------------
Linda Moore, Vice President            Michael F. Morrell, Chairman of the Board


COUNTERSIGNED
CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Denver, Colorado  80202
BY_______/s/_________________________
_____________________________________
Transfer Agent Authorized Signature

                          Westmark Group Holdings, Inc.
                         Corporate Stock Transfer, Inc.
                      Transfer Fee: $12.00 Per Certificate
--------------------------------------------------------------------------------

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common      UNIF GIFT MIN ACT_______ Custodian for______
                                                      (Cust.)            (Minor)
TEN ENT - as tenants by the entireties           under Uniform Gift to Minors

JT TEN - as joint tenants with right of
         survivorship and not as tenants
         in common

          Additional abbreviations used although not in the above list

 For value received ______________________ hereby sell, assign and transfer unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE
               ---------------------------------------------------

               ---------------------------------------------------
                Please print or type name and address of assignee

               ---------------------------------------------------
               ---------------------------------------------------
               ---------------------------------------------------
               ---------------------------------------------------Shares
               of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

                            DEAN WITTER REYNOLDS INC.
               ---------------------------------------------------
               ---------------------------------------------------

               Attorney to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

         Dated:   December 20           1995         HEART LABS OF AMERICA, INC.
                  -----------------     ----         BY ITS PRESIDENT

SIGNATURE GUARANTEED:                                X /s/
                                                       -------------------------
                                                       NORMAN J. BIRMINGHAM

                                                     X
                                                       -------------------------

         THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 A 15.

                               COMPOSITE EXHIBIT G

                            FORMS OF MUTUAL RELEASES

                                 GENERAL RELEASE

         KNOW ALL MEN BY THESE PRESENTS:

         That MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation ("MIOA"), for and in consideration of the sum of Ten Dollars ($10.00), or other good and valuable consideration, received from or on behalf of WESTMARK GROUP HOLDINGS, INC., a Delaware corporation ("Westmark"), the receipt and adequacy whereof is hereby acknowledged,

         HEREBY remises, releases, acquits, satisfies, and forever discharges Westmark, and its predecessors and successors in interest, parents, subsidiaries, officers, directors, employees and agents including counsel, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which MIOA ever had, now has, or which any of its predecessors and successors in interest, parents, subsidiaries, officers, directors, employees and agents including counsel of MIOA, hereafter can, shall or may have, whether or not presently known to MIOA, against Westmark, and its predecessors and successors in interest, parents, subsidiaries, officers, directors, employees and agents including counsel, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents, except for Westmark's obligations provided for in the Exchange Agreement between MIOA and Westmark of even date, and Exhibits E, H, I, and J attached thereto.

         IN WITNESS WHEREOF, the undersigned party has hereunto set its hand and seal this 30th day of September 1998.

WITNESSES:                              MEDICAL INDUSTRIES OF AMERICA, INC., a
                                        Florida corporation


Sign:_________________________          By:___________________________________
                                        Name:     E. Nicholas Davis, III, Esq.
Print:________________________          Title:    Sr. Vice President

Sign:_________________________

Print:________________________

STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF PALM BEACH       )

         The foregoing instrument was acknowledged before me this _____________ day of _______________, 1998 by E. Nicholas Davis, III, Esq., as Sr. Vice President of Medical Industries of America, Inc., a Florida corporation, on behalf of the corporation.

                                           Notary:______________________________
         [NOTARIAL SEAL]                   Print Name:__________________________
                                           Notary Public, State of Florida
                                           My commission expires:_______________


             [ ] 1 Personally Known OR [ ] 2 Produced Identification Type of Identification Produced: ____________________________

                                 GENERAL RELEASE

         KNOW ALL MEN BY THESE PRESENTS:

         That WESTMARK GROUP HOLDINGS, INC., a Delaware corporation ("Westmark"), for and in consideration of the sum of Ten Dollars ($10.00), or other good and valuable consideration, received from or on behalf of MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation ("MIOA"), the receipt and adequacy whereof is hereby acknowledged,

         HEREBY remises, releases, acquits, satisfies, and forever discharges MIOA, and its predecessors and successors in interest, parents, subsidiaries, officers, directors, employees and agents including counsel, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Westmark ever had, now has, or which any of its predecessors and successors in interest, parents, subsidiaries, officers, directors, employees and agents including counsel of Westmark, hereafter can, shall or may have, whether or not presently known to Westmark, against MIOA, and its predecessors and successors in interest, parents, subsidiaries, officers, directors, employees and agents including counsel, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents, except for MIOA's obligations provided for in the Exchange Agreement between Westmark and MIOA of even date, and Exhibits H, I, and J attached thereto.

         IN WITNESS WHEREOF, the undersigned party has hereunto set its hand and seal this 30th day of September 1998.

WITNESSES:                                WESTMARK GROUP HOLDINGS, INC.,
                                          a Delaware corporation


Sign:  __________________________         By:________________________________
                                          Name:  Mark D. Schaftlein
Print: __________________________         Title: President

Sign:  __________________________

Print: __________________________

STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF PALM BEACH       )

         The foregoing instrument was acknowledged before me this_____________ day of _______________ 1998 by Mark D. Schaftlein, as President of Westmark Group Holdings, Inc., a Delaware corporation, on behalf of the corporation.

                                       Notary:__________________________________
         [NOTARIAL SEAL]               Print Name:______________________________
                                       Notary Public, State of Florida
                                       My commission expires:___________________


             [ ] 3 Personally Known OR [ ] 4 Produced Identification Type of Identification Produced: ____________________________

                                    EXHIBIT H

                                     FORM OF
                         SERIES B ARTICLES OF AMENDMENT

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                       MEDICAL INDUSTRIES OF AMERICA, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (1993), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is Medical Industries of America, Inc. (the "Corporation").

         2. The following amendment to the Articles of Incorporation was adopted by the Directors of the Corporation without shareholder action since shareholder action was not required under the Articles of Amendment, as amended. The following amendment to the Articles of Incorporation was adopted by the Directors of the Corporation by the Unanimous Written Consent of Directors of the Corporation in Lieu of a Special Meeting dated September ___, 1998, in the manner prescribed by Sections 607.1002 and 607.1006 of the Florida Business Corporation Act:

         Section C.2 of ARTICLE III of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                  "2. Series B Preferred Stock:

                  a. Designation and Rank. Two hundred thousand (200,000) shares of the Corporation's authorized preferred stock, no par value, are hereby designated as "Series B Convertible Preferred Stock," all of which shares shall rank equally and be identical in all respects. The Series B Convertible Preferred Stock is sometimes referred to herein as the "Series B Preferred Stock."

                  b. Dividends.

                           i.     None.

                  c. Redemption. The shares of Series B Preferred Stock shall be subject to redemption as follows:

                           i. The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to
         Section 2.d., or earlier without receipt of any notice of conversion upon 10 days written notice (the "Notice of Redemption") to the holders of the Series B Preferred Stock, to redeem in whole or in part any shares of Series B Preferred Stock submitted for conversion, immediately prior to conversion, or otherwise outstanding and subject to a right of conversion.

                           ii. The Redemption Payment per Share for each redemption of the Series B Preferred Stock shall be at a stated value of $10.00 per share. The date of receipt by the Corporation of the Notice of Conversion or the date of mailing by the Corporation of a Notice of Redemption, as the case may be, shall be the "Date of Redemption." The Corporation shall have the right to satisfy its obligations to make the Redemption Payment per Share with shares of Old Westmark Common Stock or New Westmark Common Stock (as defined in the Exchange Agreement between the Corporation and Westmark Group Holdings, Inc. dated September 30, 1998) based upon the Weighted Average Market Price (as defined in the next two sentences) of Westmark Group Holdings, Inc. ("WGHI") common stock for the twenty business days preceeding the Date of Redemption. Market Price for purposes of this paragraph shall be the last reported sales price regular way or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, on the principal national securities exchange in the United States on which WGHI common stock is listed or admitted to trading, or if it is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Association of Securities Dealers, Inc. through its automated quotation system ("Nasdaq") or a similar organization if Nasdaq is no longer reporting such information. Weighted Average Market Price for purposes of this Paragraph shall be the quotient of the sum of the products of each of the last twenty business days' Market Price preceeding the Date of Redemption multiplied by the number of shares sold for each such day, divided by the total number of shares sold during the twenty business days. If less than all of the outstanding shares of the Series B Preferred Stock are redeemed at any time under this Section 2.c., then the shares of Series B Preferred Stock held by each holder of record shall be redeemed pro rata, according to the number of shares of Series B Preferred Stock held by such holder, subject, however, to such adjustment as may be equitably determined by the Corporation in order to avoid the redemption of fractional shares.

                           iii. The Corporation shall effect each such redemption by giving notice of its election to redeem, by facsimile within one (1) business day of receipt of a Notice of Conversion from a Subscriber, or upon the giving of a Notice of Redemption by the Company to a Subscriber, with a copy by two-day courier, to the holder of shares of Series B Preferred

         Stock submitted for the conversion at the address and facsimile number of such holder appearing in the Corporation's register for the Series B Preferred Stock. Such Notice of Redemption shall indicate whether the Corporation will redeem all or part of the shares of Series B Preferred Stock submitted for conversion and the applicable redemption price. The Corporation shall not be entitled to send any Notice of Redemption and begin the redemption procedure unless it has the full amount of the redemption price, in cash available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders, or shares of Westmark Old Common Stock or Westmark New Common Stock based upon the Weighted Average Market Price (as defined in Section 2.c.ii.).

                           The Redemption Payment per Share shall be paid to the holder of shares of Series B Preferred Stock redeemed within ten (10) business days of the delivery of the Notice of Redemption to such holder; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Payment per Share unless either the certificate(s) evidencing the shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s).

                  d. Conversion. The holders of shares of Series B Preferred Stock shall have conversion rights as follows:

                           i. Upon the earlier of the filing of the WGHI 1999 Form 10-KSB or the sale of all the Old Westmark Common Stock and the New Westmark Common Stock by the Corporation, each Share of Series B Preferred Stock will be convertible, at the option of the holder thereof, for a period of ten (10) years from the date of issuance, exercisable by giving written notice to the Corporation not less than thirty (30) days prior to such Conversion Date (the "Notice of Conversion"), subject to adjustment as provided in the following paragraphs, into that number of shares of Common Stock equal to $10.00 (the "Stated Value") divided by the average of the Common Stock's bid and ask price as listed by NASDAQ for the thirty (30) business days prior to receipt by the Corporation of receipt of a Notice of Conversion from the holder (the "Conversion Ratio").

                           ii. In the event that any dividends on the outstanding Common Stock shall have been declared prior to, and shall be payable subsequent to the conversion of such Series B Preferred Stock, such dividends shall not be payable on any Common Stock into which such Series B Preferred Stock shall have been converted.

                           iii. The Board of Directors of the Corporation shall reserve a sufficient number of shares of Common Stock for issuance upon conversion of shares of Series B Preferred Stock into Common Stock as aforesaid.

                           iv. In the event that the Corporation shall at any time or from time to time change the then outstanding shares of Common Stock into the same or different number of shares or units of any other class or classes of capital stock or other securities, then, notwithstanding the provisions thereof, from and after the first such change each holder of shares of Series B Preferred Stock shall, upon the conversion of such shares, be entitled to receive that number of shares or units of such other stock or security which such holder would then have if he (1) had, prior to the first such change, converted into shares of Common Stock, pursuant to the provisions hereof, a number of shares of Series B Preferred Stock equal to the number then being converted by him, and (2) had held the shares which he would have so received or any other shares or units into which the same would subsequently have been changed if they had then been outstanding until the day of the conversion of the shares of Series B Preferred Stock then being converted.

                           v. The Conversion Ratio shall be appropriately adjusted to eliminate any dilution of holders of Series B Preferred Stock by reason of any of the following events: (1) if the Corporation pays a dividend or makes a distribution in shares of Common Stock or other class of capital stock to holders of Common Stock, or (2) if the Corporation subdivides its outstanding Common Stock into a greater number of shares or combines its outstanding Common Stock into a small number of shares.

                  e.     Voting and Preemptive Rights.

                           i. Except as otherwise specifically provided by the Florida Business Corporation Act, the holders of Series B Preferred Stock shall not be entitled to vote on any matters required or permitted to be submitted to stockholders of the Corporation for their approval. Notwithstanding the foregoing, the affirmative vote or written consent of the holders of a majority of the Series B Preferred Stock outstanding from time to time shall be required for the amendment of the Corporation's Articles of Incorporation to authorize the issuance of additional shares of Series B Preferred Stock.

                            ii. The holders of shares of Series B Preferred Stock shall have no preemptive rights in connection with any security of any kind which the Corporation shall at any time issue or be authorized to issue.

                   f. Liquidation. The Series B Preferred Stock shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation (but shall rank in parity with any other class of preferred stock of the Corporation that so provides), so that the holders of shares of Series B Preferred Stock shall be entitled to be paid the Stated Value before any distribution is made to the holders of the Common Stock and junior stock upon the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation. If, upon any such liquidation, dissolution or winding-up of the Corporation, its net assets shall be insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series B Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining shall be distributed among the holders of shares of Series B Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock ranking in parity with the Series B Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this Section f., the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding-up of Corporation, voluntary or involuntary.

                   g. Reacquired Shares. Any shares of Series B Preferred Stock that have been converted into shares of Common Stock or issued and subsequently reacquired by the Corporation or redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Shares upon their cancellation shall become authorized but unissued shares of the preferred stock, no par value, of the Corporation and may be reissued as part of a new series of preferred stock of the Corporation to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Articles of Incorporation."

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

         3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

                                    MEDICAL INDUSTRIES OF AMERICA, INC.,
                                    a Florida corporation


                                    By:___________________________________
                                             E. Nicholas Davis, III, Esq.
                                             Sr. Vice President

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

                                    EXHIBIT I

                                 FORM OF WARRANT

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D


NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT. NEITHER SUCH WARRANTS NOR SUCH SHARES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.



                               WARRANT TO PURCHASE
                         100,000 SHARES OF COMMON STOCK,
                           PAR VALUE $0.005 PER SHARE,
                                       OF
                          WESTMARK GROUP HOLDINGS, INC.




         This Certifies that, for and in consideration of $10.00 and other good and valuable consideration, MEDICAL INDUSTRIES OF AMERICA, INC. ("MIOA"), or its assigns (collectively, the "Warrantholder"), is entitled to purchase from Westmark Group Holdings, Inc., a corporation incorporated under the laws of the State of Delaware (the "Corporation"), subject to the terms and conditions hereof, at any time at or after 9:00 A.M., Florida time, on September 30, 1998, the date of execution of the Exchange Agreement between the Corporation and MIOA, and before 5:00 P.M., Florida time on the Expiration Date (as defined herein), the number of fully paid and nonassessable shares of Common Stock, par value $0.005 per share, of the Corporation stated above at the Exercise Price (as defined herein).

                                    ARTICLE I

         Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

         (h) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of Florida are authorized by law to remain closed.

         (i) Common Stock: Common Stock, $0.005 par value per share, of the Corporation.

         (j) Common Stock Equivalents: Securities that are convertible into, or exercisable or exchangeable for, shares of Common Stock.

         (k) Exercise Price: $3.25 per Warrant Share as such price may be adjusted from time to time pursuant to Article III hereof.

         (l) Expiration Date: 5:00 P.M., Florida time, on the second anniversary of the Initial Investment Date.

         (m) Initial Investment Date: September 30, 1998, the date of execution of the Exchange Agreement between the Corporation and MIOA.

         (n) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government of any department or agency thereof.

         (o) Sale of the Corporation: A consolidation or merger of the Corporation with or into any other corporation or corporations (other than a consolidation or merger in which the Corporation is the continuing Corporation), or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of.

         (p) Warrant Shares: Shares of Class A Common Stock and/or securities purchased or purchasable upon exercise of this Warrant.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

         Section 2.01: Duration of Warrant. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 A.M., Florida time, on the Initial Investment Date and before 5:00 P.M., Florida time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

         Section 2.02: Exercise of Warrant.

         (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Corporation at its principal corporate office or at the office of its stock transfer agent, if any, with the subscription form attached hereto as Exhibit A (the "Subscription Form") duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

         (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Corporation shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are requested for delivery to the Warrantholder registered in the name of the Warrantholder or its nominee, and the Corporation shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder.

         (c) In lieu of exercising the Warrant in the manner set forth in sub-paragraph 2.03(a) and (b) above, this Warrant may be exercised without payment of any other consideration, commission, or remuneration, by presentation and surrender of the Warrant to the Corporation, together with a written notice of the Warrantholder's intention to effect a cashless exercise ("Notice of Cashless Exercise") and the Subscription Form, duly executed. In the event of a Cashless Exercise, the number of shares to be issued in exchange for the Warrant will be computed by multiplying the number of Warrant Shares to which the Warrantholder would otherwise be entitled (upon payment of the aggregate Exercise Price) by a fraction, the numerator of which shall be the difference between the Closing Bid Price (as defined in the next sentence) and the Warrant Exercise Price, and the denominator of which shall be the Closing Bid Price. The Closing Bid Price means the closing bid price per share of the Common Stock on the last business day prior to the date of receipt of the Warrant, the Notice of Cashless Exercise, and the Subscription Form, on the principal national securities exchange in the United States on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked price, on such day, as furnished by the National Association of Securities Dealers, Inc. ("Nasdaq") through its automated quotation system or a similar organization if Nasdaq is no longer reporting such information.

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

         (d) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Corporation shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

         (e) The Corporation shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares to the Warrantholder.

         Section 2.03: Reservation of Shares. The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         Section 2.04: Fractional Shares. The Corporation shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Corporation shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Corporation shall, in lieu of issuing any fractional share pay the Warrantholder a sum in cash equal to the fair market value of any such fractional interest as determined in good faith by the Corporation.


                                   ARTICLE III

                      ADJUSTMENT OF SHARES OF COMMON STOCK
                        PURCHASABLE AND OF EXERCISE PRICE

         The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

         Section 3.01:  Mechanical Adjustments.

         (a) In case the Corporation shall at any time or from time to time after the date hereof (i) pay any dividend, or make any distribution, on the outstanding shares of Common Stock (or Common Stock Equivalents) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then and in each such case, the Exercise Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Warrantholder shall be entitled to receive the number and type of shares of Common Stock which such Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 3.01(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

         (b) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

         (c) As used in this Section 3.01 the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.005 per share, as constituted on the date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         (d) In the case of a Sale of the Corporation or a proposed reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 3.01), the Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of such Warrant would have been entitled upon such Sale of the Corporation, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Warrant, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

         (e) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph (a) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant (as set forth on the front page of this Warrant) by $3.25 and dividing the product so obtained by the Exercise Price, as adjusted.

         (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustments which by reason of this paragraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

         (g) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a).

         Section 3.02: Notices of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Corporation shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President or a Vice President, or by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

         Section 3.03: Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

         Section 3.04: Treatment of Warrantholder. Prior to due presentment for registration of transfer of this Warrant, the Corporation may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE IV

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

         Section 4.01: No Rights as Shareholders; Notice to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Corporation or of any other matter, or any rights whatsoever as shareholders of the Corporation. The Corporation shall give notice to the Warrantholder by certified mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

         (a) the Corporation shall declare any dividend or distribution with respect to its capital stock;

         (b) a dissolution, liquidation or winding up of the Corporation shall be proposed; or

         (c) a capital reorganization or reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Corporation are transferred to another person, or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety.

         Such giving of notice shall be initiated at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Corporation's stock transfer books for the determination of the shareholders entitled to such dividend or distribution, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.

         Section 4.02: Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such reasonable terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.


                                    ARTICLE V

                             SPLIT-UP, COMBINATION,
                        EXCHANGE AND TRANSFER OF WARRANTS

         Section 5.01: Split-Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 5.02 hereof, this warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, the Warrantholder shall make such request in writing delivered to the Corporation and shall surrender to the Corporation this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Corporation may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         Section 5.02: Transfer. This Warrant and all rights hereunder may be sold, transferred or otherwise disposed of, in whole or in part, to any person in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. Upon the delivery to the Corporation at its principal corporate office of this Warrant along with a duly completed Assignment Form substantially in the form of Exhibit B hereto, the Corporation shall execute and deliver a new Warrant in the form of this Warrant, but registered in the name of the transferee, to purchase the number of Warrant Shares assigned to the transferee. In case the Warrantholder shall assign this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Corporation shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

         Section 5.03: Restrictive Legend. Each Warrant Share issued upon exercise of this Warrant shall bear a legend containing the following words:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D


    TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

The requirement that the above legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering,
(ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation, or a "no-action" letter from the Staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of such event, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.


                                   ARTICLE VI

                                  OTHER MATTERS

         Section 6.01: Successors and Assigns. The terms and provisions of this Warrant shall bind and inure to the benefit of the Warrantholder and its successors and assigns.

         Section 6.02: No Inconsistent Agreements. The Corporation will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Warrantholder or otherwise conflicts with the provisions hereof. The rights granted to the Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Corporation's securities under any other agreements.

         Section 6.03: Entire Agreement. This Warrant and the Exhibits hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         Section 6.04: Amendments and Waivers. The terms and provisions of this Warrant, including the provisions of this sentence, may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and the Warrantholder.

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D

         Section 6.05: Counterparts. This Warrant may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 6.06: Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida and of the United States of America, in each case located in the County of Florida, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Warrant and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Warrant shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Warrant or the transactions contemplated hereby in the courts of the State of Florida or the United States of America, in each case located in the County of Palm Beach, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         Section 6.07: Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:


                  (i)    if to the Corporation. to:

                         Westmark Group Holdings, Inc.
                         8000 N. Federal Highway
                         Boca Raton, FL  33487
                         Telecopy: (561) 279-1812
                         Attention: Mark D. Schaftlein, Chief Executive Officer

                         with a copy to:

                         Greenberg Traurig, P.A.
                         777 South Flagler Drive, Suite 300 East
                         West Palm Beach, FL 33401
                         Telecopy: (561) 650-7928
                         Attention: Morris C. Brown, Esq.

                                          WGHI-MIOA\Warrant\DPF\EXECUTION D


                  (ii)     if to the Warrantholder, to:

                           Medical Industries of America, Inc.
                           1903 S. Congress Avenue, Suite 400
                           Boynton Beach, Florida  33426
                           Telecopy: (561) 265-2869
                           Attention: Paul C. Pershes, President

         All such notices, requests, consents and other communications shall be deemed to have been given when received.

         Section 6.08: Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

         IN WITNESS WHEREOF, this Warrant has been duly executed by the Corporation under its corporate seal as of the 30th day of September, 1998.

                                        WESTMARK GROUP HOLDINGS, INC.



                                        By:___________________________________
                                             Name:     MARK D. SCHAFTLEIN
                                             Title:    Chief Executive Officer

Attest:______________________________
          Name:  IRVING BOWEN
          Title:    Chief Financial Officer

                              Exhibit A to Warrant
                              --------------------

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrant]


WESTMARK GROUP HOLDINGS, INC.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____________1 shares of Class A Common Stock covered by the within Warrant and requests that the certificates for such shares be issued in the name of and delivered to, _______________ whose address is ______________. The undersigned herewith makes payment in full therefor of the Exercise Price therefor (or $____________ in the aggregate).

                          ___________________________________________________
                          (Signature must conform in all respects to name of
                           holder as specified on the face of Warrant)

                          ___________________________________________________
                          (Street Address)

                          ___________________________________________________
                          (City)          (State)          (Zip Code)


____________________________

    1 Insert here the number of shares called for on the face of this Warrant (or, in the case of partial exercise, the portion thereof as to which this Warrant is being exercised). In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                              Exhibit B to Warrant
                              --------------------

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ the right represented by such Warrant to purchase ___________________2 shares of Common Stock of Westmark Group Holdings, Inc. to which such Warrant relates and appoints _________________ Attorney to make such transfer on the books of Westmark Group Holdings, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:                                  _______________________________________
                                       (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of Warrant)

                                        _______________________________________
                                       (Street Address)

                                        _______________________________________
                                       (City)     (State)          (Zip Code)
Signed in the presence of:

_____________________________
_____________________________
_____________________________

_______________________

    2 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial assignment, the portion thereof as to which this Warrant is being assigned). In the case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the unassigned portion of the Warrant, to the holder surrendering the Warrant.

                                    EXHIBIT J

                               SECURITY AGREEMENT

                               SECURITY AGREEMENT
                               ------------------

         THIS AGREEMENT (the "Agreement") is made this 30th day of September, 1998, by and between MEDICAL INDUSTRIES OF AMERICA, INC. a Florida corporation ("MIOA"), and WESTMARK GROUP HOLDINGS, INC., a Delaware corporation ("Westmark").

         Q. This Security Agreement is provided for in Paragraph 9(f) of the Exchange Agreement of even date between Westmark and MIOA (the "Exchange Agreement") of which this Agreement appears as an exhibit. All capitalized terms in this Security Agreement shall have the same meaning as set forth in the Exchange Agreement unless the context requires otherwise. Pursuant to Paragraph 9(f) of the Exchange Agreement, Westmark has agreed to secure its potential obligations to MIOA pursuant to Paragraph 9 of the Exchange Agreement (the "Potential Debt") with (1) the remaining 27,250 shares of Series B Preferred Stock owned by Westmark (the "Stock") and (2) a Contingency Reserve Fund described herein.

         R. To secure payment of the Potential Debt, Westmark has agreed to (grant to MIOA a security interest in the (1) the Stock, and (2) the Contingency Reserve Fund (collectively the "Collateral").

                               TERMS OF AGREEMENT
                               ------------------

         NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. To secure (a) payment of the Debt, Westmark hereby grants to MIOA a security interest in all of the Collateral, including the Contingency Reserve Fund described as follows: On October 31, 1998, and on the last day of each month thereafter through March of 1999, WGHI shall deposit the sum of $50,000 each month in an interest bearing money market account as a contingency reserve fund for prospective repurchase obligations set forth in Paragraphs 9(b), (c) and (d) of the Exchange Agreement between Westmark and MIOA of even date. Said contingent repurchase obligations shall also be secured by the remaining 27,250 shares of Series B Preferred Stock owned by Westmark with an agreed fixed value of $272,500. Westmark will not be obligated to make further deposits into the reserve account unless and until Westmark becomes obligated to make any of the contingent repurchases pursuant to paragraph 9(b), (c) and (d) of the Exchange Agreement. If, as a result of any repurchase of common stock by Westmark, the reserve account balance, including the value of the aforementioned Preferred shares (calculated at $10.00 per share), falls below $333,000, Westmark will reinstate monthly deposits in the sum of $50,000, or such lesser amount as may be required, until the reserve account balance, including

MIOA Preferred Stock owned by Westmark is equal to $333,000. Interest accrued on the Contingency Reserve Account during periods of time when the balance equals or exceeds $333,000 shall be paid to Westmark immediately upon receipt.

         2. The security interest in the Collateral shall be a first lien security interest subordinate to no other liens.

         3. The original Series B Preferred Stock certificates and the Contingency Reserve Fund representing all of the Collateral shall be held on behalf of MIOA by Greenberg Traurig, P.A., ("Greenberg Traurig") 777 S. Flagler Drive, Suite 310E, West Palm Beach, Florida (the "Escrow Agent"). Simultaneously with the execution and delivery of this Agreement, Westmark shall deliver to the Escrow Agent all original certificates representing the Stock issued in the name of Westmark, along with stock powers endorsed in blank. MIOA may, upon request to the Escrow Agent and delivery by the Escrow Agent of the appropriate Collateral to MIOA, exchange the certificates representing the Stock for certificates of smaller or larger denominations for any purpose consistent with the terms of this Security Agreement.

         4. So long as there is no failure to make due and punctual payment of the Potential Debt to MIOA nor any other continuing event which would constitute an Event of Default, as hereinafter defined, under this Agreement:

                  (a) Westmark shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Stock or any part thereof.

                  (b) Westmark shall be entitled to receive and retain any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Stock, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of MIOA or received in exchange for the Stock or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which MIOA may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Stock (either at maturity, upon call for redemption or otherwise), shall be and become part of the Collateral pledged by Westmark hereunder and, if received by Westmark, shall be received in trust for the benefit of MIOA or its assigns and shall forthwith be delivered to the Escrow Agent (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Westmark in accordance with MIOA's instructions) to be held as Collateral subject to the terms of this Security Agreement.

                  (c) MIOA shall execute and deliver (or cause to be executed and delivered) to Westmark all such proxies, powers of attorney, dividend orders, interest coupons and other instruments as Westmark may request for the purpose of enabling Westmark to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (a) above and/or to receive the dividends and/or interest payments which it is authorized to receive and retain pursuant to subparagraph (b) above.

                  (d) Upon the occurrence and during the continuance of an Event of Default, all rights of Westmark to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 4(a) hereof and/or to receive the dividends and interest payments which it is authorized to receive and retain pursuant to Section 4(b) hereof shall cease, and all such rights shall thereupon become vested in MIOA who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain the dividends and/or interest payments which Westmark would otherwise be authorized to retain pursuant to
Section 4(b) hereof. Any and all money and other property paid over to or received by MIOA pursuant to the provisions of this paragraph (d) or pursuant to the exercise by MIOA of the voting and/or consensual rights and powers shall be retained by MIOA as additional collateral hereunder and be applied in accordance with the provisions of this Security Agreement.

                  (e) Prior to an Event of Default, MIOA shall not assert any rights whatsoever with respect to the Collateral nor shall Westmark take any action which would impair such rights.

         5. Each of the following shall be an event of default (an "Event of Default") hereunder:

                           (a) If Westmark fails to pay when due the Potential
Debt to MIOA pursuant to Paragraph 9 of the Exchange Agreement;

                           (b) If Westmark shall default in the performance of
any term or provision of this Security Agreement or Paragraphs 2, 3, 6, 8, or 9 of the Exchange Agreement;

                           (c) If Westmark shall sell, transfer or encumber, or
attempt to sell, transfer or encumber the Collateral or any interest therein, without the prior written consent of MIOA;

                           (d) Filing by or against Westmark of a petition in
bankruptcy or for reorganization or similar arrangement under the Bankruptcy
Code;

                           (e) Making a general assignment by Westmark for the
benefit of creditors; the appointment of a receiver or trustee for Westmark or for any substantial portion of its assets; or the institution by or against Westmark of any kind of insolvency proceedings or any proceeding for the dissolution or liquidation of Westmark;

                           (f) Material falsity in any certificate, statement,
representation, warranty, or audit at any time furnished to MIOA by or on behalf of Westmark or any indorser or guarantor or any other party liable for payment of any indebtedness in, pursuant to, or in connection with this Agreement or otherwise and including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to MIOA.

                           (g) Condemnation or seizure of any of the Collateral.

                           (h) Failure by Westmark to be a corporation in good
standing with the State of Florida, if formed under the laws of Florida, or if formed under the laws of another jurisdiction, failure to be in good standing with such jurisdiction, and to have filed all reports and other documents required by the State of Florida or such other jurisdiction in order to preserve its status as a corporation in good standing, provided that Westmark shall have thirty (30) days to cure any occurrence of this Event of Default upon written notice from MIOA of the occurrence of same;

                           (i) If Westmark ceases doing business as a going
concern or commences the liquidation of its business or assets.

         6. Upon the occurrence of any Event of Default, MIOA may exercise all the rights of a secured party under the Uniform Commercial Code of the State of Florida and/or any other applicable law with respect to the Collateral. If the proceeds of any sale or other lawful disposition by MIOA of the Collateral subsequent to its retaking exceed the aggregate amount of the outstanding balance of all monies owed pursuant to the Potential Debt and the expenses of MIOA, including reasonable attorney's fees, in connection with the retaking and disposition of the Collateral, then Westmark shall be entitled to such surplus. If all or any of the Collateral is disposed of by private sale pursuant to any agreement whereby all or part of the sale price is payable in installments, then the cash price (exclusive of credit service charges, interest and any insurance premiums) shall be credited against the indebtedness secured thereby. Neither failure nor delay on the part of MIOA to exercise any of its rights hereunder, in whole or in part, shall cause a waiver thereof in that or any other instance. The provisions of this Agreement are cumulative and in addition to any other or additional rights MIOA may have at law or in equity or under the terms of the Exchange Agreement, or any other document collateral thereto.

         7. Westmark shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements MIOA may require from time to time to confirm the lien of this Agreement with respect to the Collateral. Without limiting the foregoing, Westmark hereby irrevocably appoints MIOA attorney-in-fact for Westmark to execute, deliver and file such instruments for and on behalf of Westmark.

         8. (a) Greenberg Traurig shall initially act as Escrow Agent under this Agreement. The Escrow Agent shall acknowledge its receipt of the original certificate(s) representing the Collateral by executing this Agreement. Westmark shall also deliver to the Escrow Agent any and all original certificates, funds or documents as may hereafter become part of the Collateral. The possession of the original certificates and other documents relating to the Collateral shall be deemed to constitute MIOA's possession thereof in order to perfect MIOA's security interest in the Collateral.

                           (b) The Escrow Agent shall hold all certificates,
funds and documents representing the Collateral (collectively, the "Instruments") subject to the following terms and conditions:

                           (i) If MIOA at any time instructs the Escrow Agent to
exchange any certificates representing any securities included in the Collateral to change the denominations of such certificates, the Escrow Agent shall comply with such request promptly by so exchanging certificates directly with MIOA. The Escrow Agent shall give Westmark and the holder of any subsequent perfected lien as provided in the addendum to this Security Agreement notice of any such action within 10 days after it is completed.

                           (ii) Either Westmark or MIOA may give the Escrow
Agent a notice requesting the Escrow Agent to make any delivery or take any action with respect to any Instruments that is proposed to be taken pursuant to this Agreement. If the notice describing any such request is executed by both Westmark and MIOA, the Escrow Agent shall promptly comply with the request.

         If the notice is given by Westmark or MIOA, and is not signed by both, the Escrow Agent shall promptly forward by hand or overnight delivery a copy of such notice to the party that did not sign it. Thereafter, the Escrow Agent shall refrain from taking any action with respect to such request for at least 5 business days, or until the other party authorizes the Escrow Agent in writing to comply with such request. If the other party fails to deliver written notice of objection to the Escrow Agent within such 5 day period, the Escrow Agent shall be fully protected in complying with such request.

                           (c) In order to induce the Escrow Agent to act under
this Agreement, Westmark and MIOA jointly and severally agree as follows:

                           (i) The Escrow Agent shall not in any way be bound or
affected by any notice or modification or cancellation of this Agreement unless in writing, signed by all parties hereto, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to the Escrow Agent. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing (including but not limited to any instructions given to it under (b), above) without being required to determine the authenticity or the correctness of any fact stated therein, the propriety of validity of the service thereof, or the jurisdiction of the court issuing such judgment or order.

                           (ii) The Escrow Agent may act in reliance upon any
document, instrument or signature believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

                           (iii) The Escrow Agent may act relative hereto in
reliance upon advice of counsel in reference to any matter(s) in connection herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with its counsel, which shall include any attorney employed by it, and the Escrow Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the advice (whether written or oral) of such counsel.

                           (iv) This Agreement sets forth exclusively the Escrow
Agent's duties with respect to any and all matters pertinent hereto. The Escrow Agent shall not refer to, and shall not be bound by, the provisions of any other agreement.

                           (v) The Escrow Agent may at any time resign hereunder
by giving written notice of its resignation to all parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all cash, documents and all other property then held by the Escrow Agent hereunder shall be delivered by it to such persons as may be designated in writing by all parties hereto, whereupon all its prospective obligations as Escrow Agent hereunder shall cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. In addition, the Escrow Agent shall be discharged of its prospective duties and obligations hereunder upon its interpleading in a court of competent jurisdiction all of the funds and property then held by it hereunder. All parties hereto hereby submit to the personal jurisdiction of said court (but solely for the purpose of implementing this Agreement) and waive all rights to contest said jurisdiction. However, the Escrow Agent's resignation and/or interpleading of the Collateral shall not in any manner affect or impair any of its obligations under this Agreement.

                           (vi) Westmark shall be individually obligated to
reimburse the Escrow Agent for all its fees, costs and expenses in connection herewith, including reasonable counsel fees. Westmark and MIOA shall be jointly and severally obligated to indemnify the Escrow Agent and hold it harmless against any claim asserted against it or any liability, loss or damage incurred by it in connection herewith, including attorney's fees and costs.

                           (vii) Nothing herein contained shall be deemed to
obligate the Escrow Agent to deliver any securities, cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

                           (viii) MIOA acknowledges that the Escrow Agent is
counsel for Westmark and agrees that no action taken by the Escrow Agent under this Agreement shall affect or impair the right of the Escrow Agent to represent such party(ies) in any matter, including an interpleader action pursuant to this Agreement.

         9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, under seal, the day and year first above written.

WITNESSES:                                   MIOA:

____________________________                 MEDICAL INDUSTRIES OF AMERICA,
                                             INC.
____________________________

                                             By:_______________________________
                                             Name:  E. Nicholas Davis, III, Esq.
                                             Title:  Sr. Vice President

WITNESSES:                                   WESTMARK:

____________________________                 WESTMARK GROUP HOLDINGS, INC.

____________________________                 By:_______________________________
                                             Name:  Mark D. Schaftlein
                                             Title:  President



                           ACCEPTANCE OF ESCROW AGENT
                           --------------------------

         Greenberg Traurig, P.A. acknowledges receipt of the foregoing Security Agreement and agrees to act as Escrow Agent under its terms.

                                                     Greenberg Traurig, P.A.

                                                     By:________________________
                                                        Morris C. Brown, Esquire